Exhibit 10.7

CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K, BECAUSE IT IS BOTH NOT MATERIAL AND THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. IN ADDITION, CERTAIN SCHEDULES AND EXHIBITS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(A)(5) OF REGULATION S-K. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED

MASTER REPURCHASE AGREEMENT

Dated as of August 16, 2024

between

GOLDMAN SACHS BANK USA,
as Purchaser,

and

FCR GS SELLER I LLC,
as Seller

i

EXHIBITS

EXHIBIT I	Names and Addresses for Communications between Parties
EXHIBIT II	Form of Confirmation Statement
EXHIBIT III	Authorized Representatives of Seller
EXHIBIT IV	Form of Power of Attorney
EXHIBIT V	Representations and Warranties Regarding Individual Purchased Assets
EXHIBIT VI	Asset Information
EXHIBIT VII	Advance Procedures
EXHIBIT VIII	Form of Margin Call Notice
EXHIBIT IX	Form of Release Letter
EXHIBIT X	Form of Covenant Compliance Certificate
EXHIBIT XI	Form of Servicer Letter
EXHIBIT XII	Form of Bailee Agreement
EXHIBIT XIII	Prohibited Transferees

ii

MASTER REPURCHASE AGREEMENT

MASTER REPURCHASE AGREEMENT, dated as of August 16, 2024 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), by and between GOLDMAN SACHS BANK USA, a New York State member bank (including any successor thereto, “Purchaser”) and FCR GS SELLER I LLC, a Delaware limited liability company (“Seller”).

ARTICLE 1

APPLICABILITY

Subject to the terms of the Transaction Documents, from time to time the parties hereto may enter into transactions in which Seller will sell to Purchaser, all of Seller’s right, title and interest in and to certain Eligible Assets (as defined herein) and the other related Purchased Items (as defined herein) (collectively, the “Assets”) against the transfer of funds by Purchaser to Seller, with a simultaneous agreement by Purchaser to re-sell back to Seller, and by Seller to repurchase, such Assets at a date certain or on demand, against the transfer of funds by Seller to Purchaser.  Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing by Seller and Purchaser, shall be governed by this Agreement, including any supplemental terms or conditions contained in any exhibits identified herein as applicable hereunder.  Each individual transfer of an Eligible Asset shall constitute a distinct Transaction.  Notwithstanding any provision or agreement herein, this Agreement is not a commitment by Purchaser to engage in Transactions, but sets forth the requirements under which Purchaser would consider entering into Transactions from time to time.  At no time shall Purchaser be obligated to purchase or effect the transfer of any Eligible Asset from Seller to Purchaser.

ARTICLE 2

DEFINITIONS

The following capitalized terms shall have the respective meanings set forth below.

“Accelerated Repurchase Date” shall have the meaning specified in Article 14(b).

“Acceptable Attorney” means Sidley Austin LLP, King & Spalding LLP, Arnall Golden Gregory LLP, Kramer Levin Naftalis & Frankel LLP, Paul Hastings LLP, Kirkland & Ellis LLP, Taft Law, Polsinelli, Morrison Foerster LLP, Farrell Fritz, P.C., Tarter Krinsky & Drogin LLP, Westerman Ball Ederer Miller Zucker & Sharfstein LLP, Norris McLaughlin, P.A., Davidoff Hutcher & Citron LLP and Thompson Coburn LLP or any other attorney-at-law, law firm or national title insurance company acceptable to Purchaser in its sole discretion.

“Accepted Servicing Practices” shall have the meaning specified in any Servicing Agreement approved by Purchaser, unless such term is not defined in such Servicing Agreement, in which case, “Accepted Servicing Practices” shall mean with respect to any Purchased Asset, those mortgage loan or participation interest servicing practices of prudent mortgage lending institutions that service mortgage loans and/or participation interests of the same type as such Purchased Asset in the state where the related underlying real estate directly or indirectly securing or supporting such Purchased Asset is located.

“Account Bank” shall mean CIBC Bank USA, or any successor appointed by Purchaser in its sole and absolute discretion.

“Act of Insolvency” shall mean, with respect to any Person, (a) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced against such Person by another which is consented to, solicited by, colluded with or by such Person, not timely contested or results in entry of an order or decree for relief that remains unstayed and in effect for a period of sixty (60) days; (b) the seeking or consenting to the appointment of a receiver, trustee, custodian or similar official for such Person or all or substantially all of the property of such Person; (c) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (d) the making by such Person of a general assignment for the benefit of creditors; (e) the admission by such Person in writing or in a legal proceeding of its inability to, or intention not to, pay its debts or discharge its obligations as they become due or mature; or (f) that any Governmental Authority or agency or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or substantially all of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person.

“Affiliate” shall mean, when used with respect to any specified Person, (a) any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person or (b) any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.  Notwithstanding the foregoing, Mubadala and members of the Mubadala Group shall not be deemed Affiliates of Fortress, Fortress Funds, Borrower, Pledgor or of any of its or their Affiliates.  As used in this definition, “Mubadala” means Mubadala Investment Company PJSC, and “Mubadala Group” means any Person controlling, controlled by or under common control with Mubadala and any other direct or indirect owner of Fortress, that is not also controlled by Fortress.

“Agreement” shall have the meaning specified in the introductory paragraph hereof.

“Allocated Cash” shall mean, for any Person, any amount of cash or borrowing capacity of such Person, which as of the date of the related Payment Extension Certificate (a) has been (i) encumbered with a prior lien or claim, (ii) contractually required to be set aside, (iii) allocated for another payment or performance obligation, or (iv) reserved by such Person in good faith, and consistent with such Person’s accounting, cash management, capital and treasury policies in procedures in effect from time-to-time; and/or (b) is not otherwise available for immediate and general use by such Person.

“Amortization Extension Period” shall mean an extension period commencing on the first day after (a) the Stated Termination Date or (b) the end of the Extension Period (as applicable), and ending on the earliest to occur of (i) twelve (12) months after the Stated Termination Date or the end of such Extension Period, as applicable, (ii) the date which is the Repurchase Date of the last remaining Purchased Asset subject to a Transaction and (iii) the date on which the payment in full of the unpaid principal balance of the last remaining Purchased Asset then subject to a Transaction occurs.

“Annual Asset Fee” shall have the meaning specified in the Fee Letter.

“Anti-Money Laundering Laws” shall have the meaning specified in Article 10(ll).

“Appraisal” shall mean an appraisal that is compliant with the Financial Institutions Reform, Recovery, and Enforcement Act and prepared by a third-party appraiser addressed to, or permitted to be relied upon by, Purchaser and reasonably satisfactory to Purchaser of the related Underlying Mortgaged Property from an independent professional real estate appraiser who is a member in good standing of the American Appraisal Institute.

“Asset Information” shall mean, with respect to each Purchased Asset, the information set forth in Exhibit VI attached hereto (unless otherwise waived by Purchaser).

“Asset Schedule and Exception Report” shall have the meaning specified in the Custodial Agreement.

“Assets” shall have the meaning specified in Article 1.

“Asset Type” shall mean, with respect to any Purchased Asset, the meaning specified in the Confirmation with respect to such Purchased Asset.

“Bailee” shall mean an Acceptable Attorney that has delivered a Bailee Agreement.

“Bailee Agreement” shall mean an agreement substantially in the form of Exhibit XII hereto or such other form as may be reasonably approved by Purchaser, delivered by a Bailee to Purchaser and Custodian.

“Bailee Trust Receipt” shall mean a trust receipt issued by Bailee to Purchaser in accordance with and substantially in the form contained in Exhibit XII confirming the Bailee’s possession of the Purchased Asset Documents listed thereon.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time, or any successor statute.

“Benchmark” shall mean, initially, Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement; and provided, further, that in no event shall Benchmark with respect to any Transaction be less than the applicable Benchmark Floor.

“Benchmark Floor” shall mean, with respect to any Purchased Asset, the greater of (a) 0.00% and (b) the product of (x) the Purchase Price Percentage in respect of such Purchased Asset multiplied by (y) the applicable interest rate floor pursuant to the related Purchased Asset Documents.

“Benchmark Notice” shall have the meaning specified in Article 6(b)(iii).

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of:

(1)
the alternate benchmark rate of interest that has been selected by Purchaser as the replacement for the then-current Benchmark (or published component used in the calculation thereof), giving due consideration to (i) any selection or recommendation of a replacement benchmark rate, or the mechanism for determining such a rate, by the Relevant Governmental Body, or (ii) any evolving or then-prevailing market convention for determining a benchmark rate of interest as a replacement for the then-current Benchmark (or such component thereof) for U.S. dollar-denominated floating rate commercial mortgage loans at such time (the “Unadjusted Benchmark Replacement”), and

(2)
the Benchmark Replacement Adjustment;

provided that, in no event shall the Benchmark Replacement for any Pricing Rate Period be deemed to be less than the Benchmark Floor.

“Benchmark Replacement Adjustment” shall mean, with respect to any Unadjusted Benchmark Replacement, the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Purchaser giving due consideration to (a) any selection or recommendation by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate commercial mortgage loans at such time.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark (or published component used in the calculation thereof):

(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component thereof); and

(2)
in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or such component thereof) has been determined and announced by or on behalf of the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any available tenor of such Benchmark (or such component thereof) continues to be provided on such date.

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark (or published component used in the calculation thereof):

(1)
a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof);

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof); or

(3)
a public statement or publication of information by or on behalf of the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that the Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

“Benchmark Transition Notice” shall have the meaning specified in Article 6(b)(iii).

“Breakage Costs” shall have the meaning specified in Article 26(b).

“Business Day” shall mean a day other than (a) a Saturday or Sunday, (b) a day on which Account Bank is not open to conduct its regular banking business, (c) a public holiday or (d) a day in which the New York Stock Exchange or banks in the State of New York are authorized or obligated by law or executive order to be closed.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, and any and all warrants or options to purchase any of the foregoing.

“Capital Lease Obligations” shall mean obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP.  The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on the balance sheet prepared in accordance with GAAP of the applicable Person as of the applicable date.

“Cash Collateral Account” shall have the meaning given to the term “Cash Collateral Account” in the Controlled Account Agreement (Cash Collateral Account).

“Controlled Account Agreement (Cash Collateral Account)” shall mean a Controlled Account Agreement, entered into after the Closing Date, among Purchaser, Guarantor (and/or one or more subsidiaries of Guarantor) and the Controlled Account Bank, relating to the Cash Collateral Account, as the same may be modified or supplemented from time to time.  Any Controlled Account Agreement (Cash Collateral Account) may be entered into in Purchaser’s sole and absolute discretion, and no reference to a Controlled Account Agreement (Cash Collateral Account) or any related defined term herein shall be deemed to constitute a commitment or agreement by Purchaser to enter into any such Controlled Account Agreement (Cash Collateral Account).

“Controlled Account Bank” shall mean CIBC Bank USA, or any successor Controlled Account Bank appointed by Purchaser with the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed).

“Change of Control” shall mean (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of 50% or more of the total voting power of all classes of Capital Stock of Guarantor entitled to vote generally in the election of the directors or such “person” or “group” obtains Control of the Guarantor, (b) Manager or an Affiliate of Manager shall cease to act as the investment advisor of Guarantor, (c) Guarantor shall cease to directly or indirectly own and Control, of record and beneficially, 100% of the Capital Stock of Pledgor; or (d) Pledgor shall cease to directly own and Control, of record and beneficially, 100% of the Capital Stock of Seller.

“Closing Date” shall mean August 16, 2024.

“Collateral” shall have the meaning specified in Article 7(a).

“Collection Account” shall have the meaning specified in Article 5(c).

“Collection Account Control Agreement” shall mean that certain Deposit Account Control Agreement (Blocked Account-No Activation) among Purchaser, Seller and Account Bank with respect to the Collection Account, dated as of the Closing Date, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.

“Committed Future Funding Amount” shall have the meaning set forth in the Fee Letter.

“Concentration Limits” shall have the meaning set forth in the Fee Letter.

“Confirmation” shall have the meaning specified in Article 3(c)(iii).

“Conforming Changes” shall mean, with respect to any Benchmark or Benchmark Replacement, as applicable, any technical, administrative or operational changes (including changes to the definition of “Pricing Rate Determination Date”, the definition of “Pricing Rate Period,” the timing and frequency of determining rates and making payments of interest, preceding and succeeding business day conventions and other administrative matters) that Purchaser determines may be appropriate or necessary to reflect the adoption and implementation of such Benchmark or the Benchmark Replacement, as applicable, and to permit the administration thereof by Purchaser in a manner substantially consistent with market practice for repurchase facilities or similar structured finance arrangements (or, if Purchaser decides that adoption of any portion of such market practice is not administratively feasible or if Purchaser determines that no market practice for the administration of the Benchmark or the Benchmark Replacement, as applicable, exists, in such other manner of administration as Purchaser decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise or branch profits Taxes.

“Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative thereto.

“Covenant Compliance Certificate” shall mean a properly completed and executed Covenant Compliance Certificate substantially in the form of Exhibit X hereto.

“Credit Event” shall mean, with respect to any Purchased Asset on any date of determination, the occurrence of any of the following:  (i) a material deterioration in the performance or condition of the related Mortgaged Property; (ii) a material deterioration in the performance or condition of the related Mortgagor, sponsor(s) or any other obligor under the applicable Purchased Asset Documents or (iii) a material adverse change in the performance or condition of the commercial real estate market in the applicable geographic market where the related Mortgaged Property is located, in each case, which could reasonably be expected to adversely impact the value, operations or cash flows of such Purchased Asset or the related Mortgaged Property, as determined by Purchaser in its sole good faith discretion.  Notwithstanding the foregoing, in no event shall a Credit Event occur solely as a result of any disruption in the capital markets, credit markets or any other event that results in the increase or decrease of spreads or similar benchmarks including, without limitation, treasuries, interest rate swaps, Term SOFR or the prime rate.

“Custodial Agreement” shall mean the Custodial Agreement, dated as of the Closing Date, by and among Custodian, Seller and Purchaser, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.

“Custodial Delivery” shall have the meaning specified in the Custodial Agreement.

“Custodian” shall mean U.S. Bank, National Association, or any successor custodian appointed by Purchaser in its sole and absolute discretion and, so long as no Event of Default has occurred and is continuing, consented to by Seller.

“Default” shall mean any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Default Interest Amount” shall mean, with respect to any Defaulted Asset, the amount actually received by Seller attributable to interest accruing at the “Default Rate” (or any other similar concept as set forth in the related Purchased Asset Documents) in accordance with the terms of the applicable Purchased Asset Document.

“Default Threshold” shall have the meaning specified in the Fee Letter.

“Defaulted Asset” shall mean any asset (a) that is delinquent under the related Purchased Asset Documents, in the payment of principal, interest, fees or other amounts payable under the terms of the related Purchased Asset Documents beyond any applicable notice or cure period, (b) as to which an Act of Insolvency shall have occurred with respect to the related Mortgagor, Mezzanine Borrower or guarantor or (c) as to which a material non-monetary default shall have occurred and be continuing under any related Purchased Asset Document beyond any applicable notice or cure period.

“Delaware LLC Act” shall mean Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§18-101 et seq., as amended.

“Dividing LLC” shall mean a Delaware limited liability company that is effecting a Division pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.

“Division” shall mean the division of a Dividing LLC into two (2) or more domestic limited liability companies pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.

“Dollars” and “$” shall mean freely transferable lawful money of the United States of America.

“Draw Fee” shall have the meaning specified in the Fee Letter.

“Due Diligence Package” shall have the meaning specified in Exhibit VII to this Agreement.

“Early Repurchase Date” shall have the meaning specified in Article 3(d).

“Early Termination Date” shall have the meaning specified in Article 3(d).

“Eligible Asset” shall mean any Mortgage Loan, Senior Note, Senior Participation Interest or Mezzanine Loan (solely in connection with any Mortgage Loan which is a Purchased Asset or will become a Purchased Asset simultaneously with Purchaser’s purchase of such Mezzanine Loan) (a) that is approved by Purchaser in its sole and absolute discretion as of the related Purchase Date, (b) that satisfies Seller’s underwriting guidelines as of the applicable origination date, (c) that satisfies the Eligibility Criteria, and (d) on each day, with respect to which the applicable representations and warranties set forth in this Agreement (including the exhibits hereto) are true and correct in all material respects, except to the extent disclosed in a Requested Exceptions Report approved by Purchaser in writing.

“Eligible Property Types” shall mean office, retail, industrial, hospitality, multifamily (including student housing), properties made up of any combination of the foregoing and any other property type(s) approved by Purchaser in its sole discretion.

The Eligible Property Type criteria set forth herein may be revised by Purchaser in its sole and absolute discretion with respect to any new Eligible Assets proposed to be purchased by the Purchaser under this Agreement.

“Eligibility Criteria” shall mean:  (a) with respect to any Mortgage Loan, such Mortgage Loan:

(i)
is originated by Seller or an Affiliate of Seller or, if approved by the Purchaser in its sole discretion, was acquired by Seller or an Affiliate of Seller from a third party,

(ii)
is performing and not a Defaulted Asset (provided, for the avoidance of doubt, that it is not a re-performing loan),

(iii)
is fully disbursed, except for customary holdbacks, reserves, escrows and future advances for interest, repairs, tenant improvements, leasing commissions and capital improvements,

(iv)
accrues interest at a fixed rate or a floating rate based on Term SOFR or a substitute rate acceptable to Purchaser in its sole discretion,

(v)
has an interest rate cap in place that is acceptable to Purchaser in its sole and absolute discretion as of the related Purchase Date,

(vi)
with respect to which, in the case of a Mezzanine Loan, the related Mortgage Loan is a Purchased Asset,

(vii)
has a term to maturity of no greater than five (5) years, inclusive of extension options, unless otherwise approved by Purchaser,

(viii)
has an underlying borrower/obligor that is a bankruptcy remote special purpose entity (to the extent required pursuant to applicable rating agency criteria),

(ix)
is secured by a first Lien mortgage or deed of trust on an Eligible Property Type (or, in the case of a Mezzanine Loan, is secured by first priority pledges of all of the Capital Stock of Persons that directly own Eligible Property Types) and otherwise satisfies the criteria set forth in the definition of Eligible Property Type (or, in the case of a Mezzanine Loan, is secured by first priority pledges of all of the Capital Stock of Persons that directly own Eligible Property Types),

(x)
as of the related Purchase Date, the Mortgaged Property LTV of such Mortgage Loan does not exceed the Mortgaged Property LTV Threshold unless otherwise approved by Purchaser in its sole discretion and set forth in the related Confirmation,

(xi)
will not cause Seller to violate any Concentration Limits if such Mortgage Loan is included as a Purchased Asset,

(xii)
is not a ground-up construction loan or a loan secured in any material part by raw, vacant or unimproved land (provided, for the avoidance of doubt, that loan proceeds may be used for capital improvements and/or tenant improvements),

(xiii)
is not a mortgage-backed security and

(xiv)
has an applicable Appraisal that is (A) dated within one (1) year of the related Purchase Date or (B) acceptable to Purchaser in its sole and absolute discretion; or (b) with respect to any Senior Note, Senior Participation Interest or Mezzanine Loan, the related Mortgage Loan satisfies the criteria set forth in clause (a) above.

“Equity Pledge Agreement” shall mean that certain Pledge and Security Agreement, dated as of the Closing Date, from Pledgor in favor of Purchaser, in form and substance acceptable to Purchaser, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.

“Equity Pledged Collateral” shall mean the “Pledged Collateral” as defined in the Equity Pledge Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.  Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Internal Revenue Code of which Seller is a member and (b) solely for purposes of potential liability under Section 302 of ERISA and Section 412 of the Internal Revenue Code, described in Section 414(m) or (o) of the Internal Revenue Code of which Seller is a member.

“Event of Default” shall have the meaning specified in Article 14(a).

“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to Purchaser or other recipient of any payment hereunder or required to be withheld or deducted from a payment to Purchaser or other recipient:  (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Purchaser or other recipient being organized under the laws of, or having its principal office or the office from which it books the Transactions located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or, (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Purchaser (or such other recipient) with respect to an applicable interest in any Transaction or Transaction Document (or such other recipient) pursuant to a law in effect on the date on which such Person (i) acquires an interest in any Transaction or Transaction Document or (ii) changes the office from which it books any Transaction, except in each case to the extent that, pursuant to Article 6(c) of this Agreement, amounts with respect to such Taxes were payable either to such person or its assignor immediately before such party became a party to such Transaction or Transaction Document or to such person immediately before it changed the office from which it books any Transaction, (c) Taxes attributable to such Purchaser’s (or other recipient’s) failure to comply with Article 6(c)(ii) of this Agreement and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exit Fee” shall have the meaning specified in the Fee Letter.

“Extension Period” shall have the meaning specified in Article 3(f).

“Facility Availability Period Expiration Date” shall mean the day that is the earlier of (i) the Stated Termination Date, as such date may be extended for a period not to exceed the Extension Period pursuant to Article 3(f) and (ii) any Accelerated Repurchase Date.

“FATCA” shall mean Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Code.

“Fee Letter” shall mean the letter agreement, dated as of the Closing Date, from Purchaser and accepted and agreed by Seller, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.

“Filings” shall have the meaning specified in Article 7(b).

“Fortress” shall mean Fortress Investment Group LLC.

“Fortress Funds” shall mean, individually and collectively, as the context may require, Guarantor and any other funds, managed accounts or other Persons managed directly or indirectly by Fortress, or any combination of the foregoing.

“Future Advance Commitment” shall have the meaning specified in the Fee Letter.

“Future Advance Failure” shall have the meaning specified in Article 12(n).

“Future Advance Purchased Asset” shall mean any Purchased Asset approved by Purchaser, in its sole and absolute discretion, with respect to which less than the full principal amount is funded at origination and Seller is obligated, subject to the satisfaction of certain conditions precedent under the related Purchased Asset Documents, to make additional advances in the future to the related Mortgagor or Mezzanine Borrower.  For the avoidance of doubt, Purchaser shall be under no obligation to make any additional advances under any Future Advance Purchased Asset.

“GAAP” shall mean United States generally accepted accounting principles consistently applied as in effect from time to time.

“Governmental Authority” shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” shall mean Fortress Credit Realty Income Trust, a Maryland statutory trust.

“Guaranty” shall mean the Guaranty, dated as of the Closing Date, from Guarantor in favor of Purchaser, in form and substance acceptable to Purchaser, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.

“Indebtedness” shall mean, for any Person, without duplication, at any time, and only to the extent outstanding at such time:  (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements, including, without limitation, any Indebtedness arising hereunder; (f) Indebtedness of others guaranteed by such Person; (g) all long-term payment obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person (including Capital Lease Obligations); (h) Indebtedness of general partnerships of which such Person is general partner; and (i) any other indebtedness of such Person by a note, bond, debenture or similar instrument.

“Indemnified Amounts” and “Indemnified Parties” shall each have the respective meanings specified in Article 26(a).

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller, Pledgor or Guarantor under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Independent Manager” shall mean shall mean a natural Person who (a) is not at the time of initial appointment and has never been, and will not while serving as Independent Manager be: (i) a stockholder, director, officer, employee, partner, member (other than a “special member” or “springing member”), manager (with the exception of serving as the Independent Manager of Seller or any Affiliate thereof), attorney or counsel of any Seller Party or any Affiliate or equity owner of any Seller Party; (ii) a customer, supplier or other Person who derives any of its purchases or revenues (other than any revenue derived from serving as the Independent Manager of such party) from its activities with any Seller Party, or any Affiliate or equity owner of any Seller Party; (iii) a Person controlling or under common control with any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier (other than any supplier that also employs such Person in its capacity providing independent manager services) or other Person of any Seller Party or any Affiliate or equity owner of any Seller Party; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person of any Seller Party or any Affiliate or equity owner of any Seller Party and (b) has (i) prior experience as an independent director or independent manager for a corporation, a trust or limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation, trust or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company or Lord Securities Company, or if none of these companies is then providing professional independent directors, another nationally recognized company acceptable to Purchaser, that is not an Affiliate of Seller and that provides, inter alia, professional independent directors or independent managers in the ordinary course of their respective business to issuers of securitization or structured finance instruments, agreements or securities or lenders originating commercial real estate loans for inclusion in securitization or structured finance instruments, agreements or securities (a “Professional Independent Manager”) and is an employee of such a company or companies at all times during his or her service as an Independent Manager.  A natural Person who satisfies the foregoing definition except for being (or having been) the independent director or independent manager of a “special purpose entity” Affiliated with any Seller Party (provided such Affiliate does not or did not own a direct or indirect equity interest in Seller) shall not be disqualified from serving as an Independent Manager, provided that such natural Person satisfies all other criteria set forth above and that the fees such individual earns from serving as independent director or independent manager of Affiliates of Seller or in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.  A natural Person who satisfies the foregoing definition other than clause (a)(ii) shall not be disqualified from serving as an Independent Manager if such individual is a Professional Independent Manager and such individual complies with the requirements of the previous sentence.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing.

“Limited Cross-Collateralization Agreement” shall mean a limited cross-collateralization agreement in form and substance acceptable to Purchaser, entered into after the Closing Date by and among Purchaser, Seller, each applicable Limited Crossed Seller, Pledgor and each applicable Limited Crossed Pledgor, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.

“Limited Cross-Collateralization Transaction Documents” shall mean, collectively, any Controlled Account Agreement (Cash Collateral Account), each applicable Limited Crossed Repurchase Agreement, the Limited Cross-Collateralization Agreement, each applicable Limited Crossed Pledge Agreement and any other agreements, documents or instruments reasonably requested by Purchaser in connection with any Limited Crossed Repurchase Agreement(s).

“Limited Crossed Event of Default” shall mean the occurrence of an Event of Default as such term is defined and used in any Limited Crossed Repurchase Agreement.

“Limited Crossed Pledge Agreement” shall have the meaning ascribed to the term “Equity Pledge Agreement” in any Limited Crossed Repurchase Agreement.

“Limited Crossed Pledgor” shall have the meaning ascribed to the term “Pledgor” in any Limited Crossed Repurchase Agreement.

“Limited Crossed Purchase Price” shall mean, as of any date of determination, the aggregate outstanding Purchase Price advanced by Goldman Sachs Bank USA pursuant to and as such term is defined and used in any Limited Crossed Repurchase Agreement.

“Limited Crossed Repurchase Agreement” shall mean any master repurchase agreement entered into after the Closing Date by a subsidiary of Guarantor, as seller, and Goldman Sachs Bank USA, as purchaser, in each case, as such agreement may be modified or supplemented from time to time.  Any Limited Crossed Repurchase Agreement may be entered into in Purchaser’s sole and absolute discretion, and no reference to a Limited Crossed Repurchase Agreement or any related defined term herein shall be deemed to constitute a commitment or agreement by Purchaser to enter into any such Limited Crossed Repurchase Agreement.

“Limited Crossed Seller” shall have the meaning ascribed to the term “Seller” in any Limited Crossed Repurchase Agreement.

“Litigation Threshold” shall have the meaning specified in the Fee Letter.

“Manager” shall mean FCR Advisors LLC, a Delaware limited liability company.

“Mandatory Early Repurchase” shall have the meaning specified in Article 3(d)(ii).

“Mandatory Early Repurchase Date” shall have the meaning specified in Article 3(d)(ii).

“Mandatory Early Repurchase Event” shall mean, with respect to any Purchased Asset:

(a)
such Purchased Asset is determined by Purchaser, in its sole discretion, exercised in good faith, not to be an Eligible Asset,

(b)
such Purchased Asset is subject to a material breach of a representation and warranty set forth in Exhibit V hereto, as determined by Purchaser in its sole discretion, exercised in good faith (except to the extent disclosed in a Requested Exceptions Report and approved by Purchaser in writing),

(c)
in respect of which the complete Purchased Asset File has not been delivered to the Custodian in accordance with the terms of the Custodial Agreement,

(d)
such Purchased Asset has been released from the possession of the Custodian under the Custodial Agreement to the Seller for a period in excess of the time period permitted under the Custodial Agreement,

(e)
upon the occurrence of any Act of Insolvency with respect to any co-participant or any other Person having an interest in such Purchased Asset or any related Mortgaged Property that is pari passu in right of payment or priority with the rights of Purchaser in such Purchased Asset,

(f)
such Purchased Asset is determined by Purchaser, in its sole discretion, exercised in good faith, to be a Defaulted Asset,

(g)
such Purchased Asset has not been repurchased on the applicable Repurchase Date;

(h)
the failure of any Purchased Asset to qualify for safe harbor treatment as contemplated in Article 22 of this Agreement; or

(i)
such Purchased Asset has become subject to a Future Advance Failure.

provided, that no Mandatory Early Repurchase Event shall be deemed to occur or exist to the extent that Purchaser has granted a permanent or temporary waiver with respect to the condition(s) that caused such Mandatory Early Repurchase Event in its sole and absolute discretion.

“Margin Amount” shall mean, with respect to any Purchased Asset as of any date of determination, an amount equal to the product of (i) the Maximum Purchase Price Percentage of such Purchased Asset and (ii) the Market Value of such Purchased Asset.

“Margin Call” shall have the meaning specified in Article 4(a).

“Margin Deadline” shall have the meaning specified in Article 4(b).

“Margin Deficit” shall mean, with respect to any Purchased Asset as of any date of determination, an amount determined by Purchaser in its sole discretion, exercised in good faith, equal to the positive difference (if any) between (i) the outstanding Purchase Price of such Purchased Asset as of such date, minus (ii) the Margin Amount of such Purchased Asset as of such date.

“Margin Deposit” shall have the meaning specified in Article 4(a).

“Margin Excess” shall mean, with respect to any Purchased Asset as of any date of determination, an amount determined by Purchaser in its sole discretion, exercised in good faith, equal to the positive difference (if any) between (i) the Margin Amount of such Purchased Asset as of such date, minus (ii) the outstanding Purchase Price of such Purchased Asset as of such date.

“Market Value” shall mean, with respect to any Purchased Asset as of any date of determination, the outstanding principal balance of such Purchased Asset on such date, as adjusted by Purchaser to reflect the market value for such Purchased Asset on such date, as determined by Purchaser in its sole discretion exercised in good faith, taking into account material adverse changes (i.e., changes that materially impact the value of the Purchased Asset other than to a de minimis extent) relative to Purchaser’s initial underwriting or most recent determination of Market Value for such Purchased Asset resulting from any Credit Event relating to such Purchased Asset.

The Market Value of a Purchased Asset shall not be adjusted by Purchaser after the related Purchase Date unless a Credit Event shall have occurred and be continuing with respect to the applicable Purchased Asset.

“Material Adverse Effect” shall mean a material adverse effect on (a) the property, business, condition (financial or otherwise), assets or operations of the Seller Parties, taken as a whole, (b) the ability of any Seller Party to perform its obligations under any of the Transaction Documents, (c) the validity or enforceability of any of the Transaction Documents or (d) the rights and remedies of Purchaser under any of the Transaction Documents.

“Material Modification” means any amendment, waiver or other modification to the terms of any Purchased Asset Documents, or any other action taken pursuant to or with respect to a Purchased Asset or a Purchased Asset Document, which, in each case, would have the effect of:

(i)
any forbearance, extension (other than the maturity date, for which the provisions of clause (ii)(B) below shall apply), decrease or modification to the principal of, or interest on, the obligations evidenced by the related Purchased Asset Documents;

(ii)
with respect to such Purchased Asset:  (A) any modification, consent to a modification, or waiver of any monetary term, including postponing or extending any scheduled date (other than the maturity date, for which the provisions of clause (ii)(B) below shall apply) fixed for any payment of principal of, or interest on, the obligations evidenced by the Purchased Asset Documents; or (B) extending the maturity date thereunder (other than any extension of the maturity date thereunder in accordance with the terms, and satisfying the conditions, of such Purchased Asset Documents);

(iii)
releasing any portion of the collateral securing the obligations evidenced by the related Purchased Asset Documents or acceptance of substitute or additional collateral (other than any release permitted by the terms of the underlying Purchased Asset Document and for which there is no material lender discretion and the relevant conditions thereto have been satisfied, and so long as the proceeds of such release are applied in accordance with Section 5), as applicable;

(iv)
releasing any obligor thereunder (other than any release required by the terms of the underlying Purchased Asset Document or described in the parenthetical to clause (iii) above);

(v)
waiving a default under the Purchased Asset Documents;

(vi)
waiving, modifying, reducing or delaying the payment of any material fees, charges, premiums, penalties or other similar payments of any kind or nature whatsoever to be received by Seller with respect to the Purchased Asset, including, without limitation, any prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, make whole fees, default interest, late charges, late fees and yield maintenance charges payable by the Underlying Borrower with respect to such Purchased Asset;

(vii)
waiving, modifying, reducing or delaying any condition to the extension of the maturity date of the Purchased Asset in accordance with the Purchased Assed Documents;

(viii)
any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Purchased Asset or, if lender consent is required, any consent to such a waiver or consent to a transfer of an Mortgaged Property or interests in the Mortgagor or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related Purchased Asset Documents;

(ix)
any acceptance of an assumption agreement releasing an Mortgagor from all or a portion of liability under a Purchased Asset other than pursuant to the specific terms of the Purchased Asset Documents for such Purchased Asset and for which there is no material lender discretion;

(x)
with respect to any Purchased Asset for which the Seller has received a pledge of the Capital Stock in the Mortgagor as additional collateral for such mortgage loan:  (A) exercising any voting, consensual and other powers of ownership pertaining to any Capital Stock of the Mortgagor as if the Seller were the owner thereof; or (B) selling, assigning or otherwise disposing of all or any part of the Capital Stock of the Mortgagor pursuant to the term and conditions of the pledge and security agreement constituting a Purchased Asset Document; or

(xi)
creating any participation interests, economic interests or beneficial interests in any Purchased Asset.

“Maximum Facility Purchase Price” shall have the meaning specified in the Fee Letter.

“Maximum Purchase Price LTV” shall have the meaning specified in the Fee Letter.

“Mezzanine Borrower” shall mean the obligor on any applicable Mezzanine Note.

“Mezzanine Loan” shall mean a performing mezzanine loan secured by pledges of 100% of the Capital Stock of the Mortgagor under a related Mortgage Loan which is a Purchased Asset.

“Mezzanine Loan Documents” shall mean, respect to any Purchased Asset that is a Mezzanine Loan, the Mezzanine Note, those documents executed in connection with, evidencing or governing such Mezzanine Loan, including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement.

“Mezzanine Note” shall mean the original executed promissory note or other tangible evidence of the Mezzanine Loan indebtedness.

“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first Lien on or a first priority ownership interest in an estate in (i) fee simple in real property and the improvements thereon or (ii) a ground lease, securing a Mortgage Note or similar evidence of indebtedness.

“Mortgage Loan” shall mean a whole mortgage loan that is secured by a first Lien on one or more Eligible Property Types.

“Mortgage Note” shall mean a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” shall mean, in the case of (a) a Mortgage Loan, the mortgaged property securing such Mortgage Loan; (b) a Mezzanine Loan, the real property owned by the Person the Capital Stock of which is pledged as collateral for such Mezzanine Loan; and (c) a Participation Interest, the mortgaged property securing such Participation Interest, or the mortgaged property securing the Mortgage Loan in which such Participation Interest represents a participation, as applicable.

“Mortgaged Property LTV” shall mean, on any date with respect to any Purchased Asset, a fraction (expressed as a percentage) (A) the numerator of which is the unpaid principal balance of the related Purchased Asset and (B) the denominator of which is the “as-is” appraised value of the related Mortgaged Property.

“Mortgaged Property LTV Threshold” shall have the meaning set forth in the Fee Letter.

“Mortgagor” shall mean the obligor on a Mortgage Note and the grantor of the related Mortgage.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Net Cash Flow” shall mean, with respect to any Purchased Asset at any time, all monies collected from or in respect of such Purchased Asset, including without limitation, payments of interest (including, without limitation, any Default Interest Amount), principal, repayment, rental or other income, insurance and liquidation proceeds, payments in respect of any associated hedging transaction, and all proceeds from sale or other disposition of such Purchased Asset.  For the avoidance of doubt, Net Cash Flow shall not include (i) origination fees and expense deposits paid by the Mortgagors or Mezzanine Borrowers in connection with the origination and closing of the Purchased Asset, (ii) any amounts that under the applicable Purchased Asset Documents are required to be deposited into and held in escrow or reserve to be used for a specific purpose, such as taxes, insurance, capital expenditures, tenant improvements, leasing commissions or required repairs, or insurance or condemnation proceeds available for restoration or otherwise payable to a Mortgagor or (iii) any amounts that a Servicer, under the express terms of the Servicing Agreement to which it is a party, is entitled to receive and retain for its own account and is not required to pay over to Seller or Purchaser, including, without limitation, any accrued fees due and payable to a Servicer.

“Originator” shall mean Fortress Credit Corp., or any other Affiliate of Seller approved by Purchaser in its reasonable discretion.

“Originator Financing Statement” shall have the meaning specified in Article 3(b).

“Originator Pledge Agreement” shall mean that certain Originator Pledge Agreement, dated as of the Closing Date, from Originator in favor of Purchaser, in form and substance acceptable to Purchaser, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.

“Originator Pledged Collateral” shall have the meaning specified in the Originator Pledge Agreement.

“Other Connection Taxes” shall mean with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Taxes (other than a connection arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Transaction or Transaction Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, a Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participation Certificate” shall mean the original participation certificate, if any, that was executed and delivered in connection with a Participation Interest.

“Participation Interest” shall mean a participation interest in a Mortgage Loan.

“Patriot Act” shall have the meaning specified in Article 10(ii).

“Payment Extension Certificate” shall mean Seller’s written certification to Purchaser delivered pursuant to Article 3(d)(ii) or Article 4(b), duly executed by an authorized officer of Seller, certifying to Purchaser that (i) it has paid to Purchaser all available funds (available to it and Guarantor, and, in each case, other than Allocated Cash) on hand in payment of the payment obligation in respect of which the Payment Extension Certificate is being delivered, and (ii) as of the date of such Payment Extension Certificate, it and Guarantor have duly delivered a funding notice under its liquidity facility or its subscription credit facility or have provided notice to all relevant parties as to application of incoming subscription amounts (annexing a copy of such funding notice or subscription amount notice) for an amount sufficient to pay the remaining amount owing of the payment obligation in respect of which the Payment Extension Certificate is being delivered.  Any remaining amounts owing, in respect of such payment obligation and subject to any such Payment Extension Certificate shall increase the Guarantor’s Guaranteed Obligations (as defined in the Guaranty), in accordance with the terms and conditions of Article II(a) of the Guaranty until such remaining amounts have been paid in full.

“Person” shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, joint stock company, joint venture, unincorporated organization, or any other entity of whatever nature, or a Governmental Authority.

“Plan” shall mean an employee benefit or other plan established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Internal Revenue Code, other than a Multiemployer Plan.

“Pledgor” shall mean FCR CRE GS Pledgor LLC, a Delaware limited liability company.

“Pledgor Financing Statement” shall have the meaning specified in Article 3(b).

“Pricing Rate” shall mean, for any Pricing Rate Period and any Transaction:

(A)
other than during the continuance of an Event of Default, an annual rate equal to the sum of (i) the Benchmark and (ii) the relevant Spread, in each case, for the applicable Pricing Rate Period for the related Purchased Asset; and

(B)
during the continuance of an Event of Default, the amount specified in clause (A) plus four percent (4%).

The Pricing Rate shall be subject to adjustment and/or conversion as provided in the Transaction Documents (including, without limitation, as provided in Article 6) or the related Confirmation.

“Pricing Rate Determination Date” shall mean with respect to any Pricing Rate Period, the day that is two (2) U.S. Government Securities Business Days prior to the first day of such Pricing Rate Period.

“Pricing Rate Period” shall mean, with respect to any Transaction and any Remittance Date (a) in the case of the first Pricing Rate Period, the period commencing on and including the Purchase Date for such Transaction and ending on and excluding the following Remittance Date, and (b) in the case of any subsequent Pricing Rate Period, the period commencing on and including the immediately preceding Remittance Date and ending on and excluding the following Remittance Date; provided, however, that in no event shall any Pricing Rate Period for a Purchased Asset end subsequent to the Repurchase Date for such Purchased Asset (or such later date on which the Purchased Asset is actually repurchased).

“Principal Payment” shall mean, with respect to any Purchased Asset, any payment or prepayment of principal received as, or applied to as, a payment or prepayment of principal in respect thereof.

“Prohibited Person” shall mean (i) a person or entity whose name appears on the list of Specially Designated Nationals and Blocked Persons by the Office of Foreign Asset Control (“OFAC”), (ii) any foreign shell bank, (iii) any person or entity resident in or whose subscription funds are transferred from or through an account in a jurisdiction that has been designated as a non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering (“FATF”), of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur, or (iv) that is, or is owned or controlled by any Person that is, the target of any Sanctions or is located, organized or resident in a country or territory that is, or whose government is, the target of Sanctions.

“Prohibited Transferee” shall have the meaning set forth on Exhibit XIII hereto.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal, or mixed and whether tangible or intangible.

“Purchase Date” shall mean, with respect to any Purchased Asset, the date on which Purchaser purchases such Purchased Asset from Seller hereunder.

“Purchase Price” shall mean, with respect to any Purchased Asset, the price at which such Purchased Asset is transferred by Seller to Purchaser on the applicable Purchase Date, decreased by (a) the portion of any Principal Payments on the Purchased Asset that is applied pursuant to Article 5(f) or 5(g) to reduce the Purchase Price for the Purchased Asset, (b) any amounts applied to reduce the Purchase Price of the Purchased Asset pursuant to Article 4(a) on account of a Margin Call and (c) any other amounts applied by Purchaser to reduce the Purchase Price for the Purchased Asset and increased by any future advance funded pursuant to Article 3(h).

“Purchase Price Differential” shall mean, with respect to any Purchased Asset as of any date of determination, the amount equal to the product of (a) the applicable Pricing Rate for such Purchased Asset and (b) the daily outstanding Purchase Price of such Purchased Asset, calculated on the basis of a 360-day year and the actual number of days during the period commencing on (and including) the Purchase Date for such Purchased Asset and ending on (but excluding) the date of determination (reduced by any amount of such Purchase Price Differential previously paid by Seller to Purchaser with respect to such Purchased Asset).

“Purchase Price LTV” shall have the meaning specified in the Fee Letter.

“Purchase Price Percentage” shall have the meaning specified in the Fee Letter.

“Purchased Asset” shall mean (a) with respect to any Transaction, the Eligible Asset sold by Seller to Purchaser in such Transaction and (b) with respect to the Transactions in general, all Eligible Assets sold by Seller to Purchaser (other than Purchased Assets that have been repurchased by Seller).  A Purchased Asset that is repurchased by Seller in accordance with this Agreement shall cease to be a Purchased Asset.

“Purchased Asset Documents” shall mean, with respect to a Purchased Asset, the documents comprising the Purchased Asset File for such Purchased Asset upon its release pursuant to Article 7(c).

“Purchased Asset File” shall mean, with respect to each Purchased Asset, the documents specified as the “Purchased Asset File” in the Custodial Agreement, together with any additional documents and information required to be delivered to Purchaser or its designee (including the Custodian) pursuant to this Agreement and/or the Custodial Agreement.

“Purchased Asset Schedule” shall mean, with respect to any Purchased Asset, a schedule attached to the related Confirmation containing information substantially similar to the Asset Information.

“Purchased Items” shall mean all of Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located:

(i)
the Purchased Assets;

(ii)
the Purchased Asset Documents, the Servicing Rights, the Servicing Agreement, the Servicing Records, mortgage guaranties, mortgage insurance, insurance policies, insurance claims, collection and escrow accounts, and letters of credit, in each case, relating to the Purchased Assets;

(iii)
all related forward trades and takeout commitments placed on the Purchased Assets;

(iv)
all proceeds relating to the sale, securitization, liquidation, or other disposition of the Purchased Assets;

(v)
all “general intangibles”, “accounts”, “chattel paper”, “investment property”, “instruments”, “securities accounts” and “deposit accounts”, each as defined in the UCC, relating to or constituting any and all of the foregoing; and

(vi)
all replacements, substitutions or distributions on or proceeds, payments, Net Cash Flow and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.

“Purchaser” shall have the meaning specified in the introductory paragraph hereof.

“Qualified Transferee” shall mean (i) prior to the occurrence and continuance of an Event of Default, any of the following Persons:  (a) a bank, financial institution, investment bank, pension fund, insurance company, trust company, savings and loan association, commercial credit corporation, pension fund advisory firm, mutual fund, governmental entity or plan, or similar entity, an Affiliate of any of the foregoing, provided, that, in all instances such Person has (A) total assets (in name or under management) in excess of $500,000,000 and (B) capital/statutory surplus or shareholder’s equity in excess of $250,000,000, (b) any Affiliate of Purchaser or (c) any other Person to which Seller has consented, in each case, provided that such Person is not a Prohibited Transferee, and (ii) upon the occurrence and continuance of an Event of Default, any Person.

“Related Credit Enhancement” shall have the meaning specified in Article 7(a).

“Release Letter” shall mean a letter substantially in the form of Exhibit IX hereto (or such other form as may be acceptable to Purchaser).

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Remittance Date” shall mean the fifteenth (15th) calendar day of each month, or the immediately succeeding Business Day, if such calendar day shall not be a Business Day, or such other day as is mutually agreed to by Seller and Purchaser.

“Repurchase Date” shall mean, with respect to any Purchased Asset, the earliest to occur of (a) the date set forth in the applicable Confirmation, or if such day is not a Business Day, the immediately following Business Day; (b) the maturity date of such Purchased Asset (as same may be extended pursuant to the Purchased Asset Documents) or the payment in full of the unpaid principal balance of such Purchased Asset; provided, notwithstanding the foregoing, payment of the outstanding Purchase Price of such Purchased Asset may occur within the time period prescribed in Article 5(g) of this Agreement; (c) the Termination Date; (d) the Early Repurchase Date with respect to such Purchased Asset; (e) the Accelerated Repurchase Date; (f) any Mandatory Early Repurchase Date with respect to such Purchased Asset; or (g) upon the occurrence of a Future Advance Failure with respect to such Purchased Asset.

“Repurchase Obligations” shall have the meaning specified in Article 7(a).

“Repurchase Price” shall mean, with respect to any Purchased Asset as of any Repurchase Date or any date on which the Repurchase Price is required to be determined hereunder, the price at which such Purchased Asset is to be transferred from Purchaser to Seller; such price will be determined in each case as the sum of, without duplication, (i) the outstanding Purchase Price of such Purchased Asset as of such date; (ii) the accrued and unpaid Purchase Price Differential with respect to such Purchased Asset as of such date (other than, with respect to calculations in connection with the determination of a Margin Deficit, accrued and unpaid Purchase Price Differential for the current Pricing Rate Period); (iii) all accrued and unpaid costs and expenses (including, without limitation, costs, fees and expenses of counsel) of Purchaser relating to such Purchased Assets; and (iv) any other amounts due and owing by Seller to Purchaser pursuant to the terms of the Transaction Documents with respect to such Purchased Asset as of such date.

“Requested Exceptions Report” shall have the meaning specified in Exhibit VII hereto.

“Requirement of Law” shall mean any applicable law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other Governmental Authority whether now or hereafter enacted or in effect.

“Responsible Officer” shall mean any duly appointed officer of Seller or Guarantor, as applicable.

“SEC” shall have the meaning specified in Article 23(a).

“Seller” shall have the meaning assigned thereto in the introductory paragraph hereof.

“Seller Certificate” shall have the meaning specified in the Custodial Agreement.

“Seller Financing Statement” shall have the meaning specified in Article 3(b).

“Seller Party” shall mean, collectively or individually, as the context may require, Seller, Originator, Pledgor and Guarantor.

“Senior Note” shall mean a Mortgage Note evidencing a senior or pari passu senior position in a Mortgage Loan.  A Senior Note shall not be junior to any other Mortgage Note secured by the same Mortgaged Property.

“Senior Participation Interest” shall mean a senior or pari passu senior Participation Interest in a Mortgage Loan evidenced by a Participation Certificate.  A Senior Participation Interest shall not be junior to any other participation interest or Mortgage Note secured directly or indirectly by the same Mortgaged Property.

“Servicer” shall mean Alter Domus (US) LLC or any other servicer approved by Purchaser in its sole and absolute discretion.

“Servicer Letter” shall have the meaning specified in Article 28(e).

“Servicing Agreement” shall mean (i) that certain Master Administrative Services Agreement, dated as of August 16, 2024, by and among the Servicer and Guarantor and to which Seller has been joined as a party pursuant to that certain Joinder Agreement, dated as of the Closing Date, between Seller and Servicer, and (ii) any other servicing agreement, in form and substance acceptable to Purchaser in its sole and absolute discretion, entered into by Seller and any Servicer, in each case, as the same may be amended, modified and/or restated from time to time, and/or any replacement servicing agreement acceptable to Purchaser in its sole and absolute discretion.

“Servicing Records” shall have the meaning specified in Article 28(f).

“Servicing Rights” shall mean rights of any Person, to administer, service or subservice, the Purchased Assets or to possess related Servicing Records.

“Settlement Agent” shall mean a settlement agent, escrow agent or bailee under the Bailee Agreement.

“SIPA” shall have the meaning specified in Article 23(a).

“Spread” shall have the meaning specified in the Fee Letter.

“Stated Termination Date” shall mean August 16, 2027 (or if such date is not a Business Day, the next succeeding Business Day), as such date may be extended pursuant to Article 3(f) or Article 3(g) hereof.

“Subsidiary” shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Seller.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” shall mean, for each Pricing Rate Period, the forward-looking term rate for a one-month period that is based on the secured overnight financing rate of the Federal Reserve Bank of New York (or its successor), as published by the Term SOFR Administrator on the applicable Pricing Rate Determination Date; provided, that if, as of 5:00 p.m. (New York City time) on any Pricing Rate Determination Date, such rate has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then Term SOFR will be determined as of the first preceding U.S. Government Securities Business Day for which such rate was published by the Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Pricing Rate Determination Date.  Notwithstanding the foregoing, in no event will Term SOFR be deemed to be less than the Benchmark Floor.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR as determined by Purchaser in its reasonable discretion).

“Termination Date” shall mean the day that is the earliest of (i) the Stated Termination Date, as such date may be extended pursuant to Article 3(f) or Article 3(g) hereof; (ii) any Accelerated Repurchase Date; (iii) the Early Termination Date; and (iv) at Purchaser’s election, delivered on not less than ten (10) Business Days’ notice, the Termination Trigger Date.

“Termination Date Extension Conditions” shall have the meaning specified in Article 3(f).

“Termination Trigger Date” shall mean the earlier to occur of (i) the date during the Amortization Extension Period on which the aggregate outstanding Purchase Price of all Purchased Assets then subject to Transactions becomes less than $25,000,000 and (ii) the date during the Amortization Extension Period on which two (2) or fewer Purchased Assets remain subject to Transactions.

“Title Insurer” shall mean a nationally recognized title insurance company qualified to do business in the jurisdiction where the applicable Mortgaged Property is located.

“Title Policy” shall mean an American Land Title Association (ALTA) lender’s title insurance policy or a comparable form of lender’s title insurance policy (or escrow instructions binding on the Title Insurer and irrevocably obligating the Title Insurer to issue such title insurance policy, a title policy commitment or pro-forma “marked up” at the closing of the related Purchased Asset and countersigned by the Title Insurer or its authorized agent) as adopted in the applicable jurisdiction.

“Transaction” shall mean a Transaction, as specified in Article 1.

“Transaction Documents” shall mean, collectively, this Agreement, any applicable Exhibits to this Agreement, the Fee Letter, the Guaranty, the Custodial Agreement, the Servicing Agreement, the Servicer Letter, the Collection Account Control Agreement, the Equity Pledge Agreement, the Originator Pledge Agreement, all Confirmations and assignment documentation executed pursuant to this Agreement in connection with specific Transactions, all applicable Limited Cross-Collateralization Transaction Documents and all other documents executed in connection with this Agreement or any Transaction.

“Trust Receipt” shall have the meaning specified in the Custodial Agreement.

“UCC” shall have the meaning specified in Article 7(b).

“UCC Filing Jurisdiction” shall mean, with respect to Seller, Pledgor and Originator, the State of Delaware.

“UCC Financing Statement” shall mean the Seller Financing Statement, the Pledgor Financing Statement and the Originator Financing Statement, individually or collectively as the context may require.

“Unadjusted Benchmark Replacement” shall have the meaning set forth in the definition of Benchmark Replacement.

“Underwriting Issues” shall mean, with respect to any Purchased Asset as to which Seller intends to request a Transaction, all information that has come to Seller’s attention after exercising reasonable care and diligence that would be considered a materially “negative” factor (in the aggregate with other information).

“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” shall have the meaning specified in Article 6(c)(ii)(B)(II)(c.)  of this Agreement.

“Volcker Rule” shall have the meaning specified in Article 10(bb).

“Wet Purchased Asset” shall mean an Eligible Asset which Seller is selling to Purchaser simultaneously with the origination thereof and for which the Purchased Asset File has not been delivered to Custodian.

The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender.  All references to articles, schedules and exhibits are to articles, schedules and exhibits in or to this Agreement unless otherwise specified.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The term “include” or “including” shall mean without limitation by reason of enumeration.  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.  References to “good faith” in this Agreement shall mean “honesty in fact in the conduct or transaction concerned”.

ARTICLE 3

INITIATION; CONFIRMATION; TERMINATION; EXTENSION

(a)
Entry into Transactions.  On or after the Closing Date but prior to the Facility Availability Period Expiration Date, upon the satisfaction of all conditions set forth in Article 3(b) for the initial Transaction and Article 3(c) for each Transaction (including the initial Transaction), the related Eligible Asset shall be transferred to Purchaser against the transfer of the Purchase Price therefor to an account of Seller.  Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby.  In the event of any conflict between the terms of such Confirmation and the terms of this Agreement, the Confirmation shall prevail.

(b)
Conditions Precedent to Initial Transaction.  Purchaser’s agreement to enter into the initial Transaction is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the following conditions precedent to the satisfaction of Purchaser and its counsel in their sole and absolute discretion:

(i)
Delivery of Documents.  The following documents, shall have been delivered to Purchaser:

(A)
this Agreement, duly completed and executed by each of the parties hereto;

(B)
the Fee Letter, duly completed and executed by each of the parties thereto;

(C)
the Custodial Agreement, duly completed and executed by each of the parties thereto;

(D)          the Collection Account Control Agreement;

(E)
the Guaranty, duly completed and executed by each of the parties thereto;

(F)
the Servicing Agreement, duly completed and executed by each of the parties thereto;

(G)
the Servicer Letter, duly completed and executed by each of the parties thereto;

(H)
the Equity Pledge Agreement, duly completed and executed by each of the parties thereto;

(I)
the Originator Pledge Agreement, duly completed and executed by each of the parties thereto;

(J)
any and all consents and waivers applicable to Seller or to the Purchased Assets;

(K)
a power of attorney from Seller substantially in the form of Exhibit IV hereto, duly completed and executed;

(L)
a UCC financing statement for filing in the UCC Filing Jurisdiction of Seller, naming Seller as “Debtor” and Purchaser as “Secured Party” and describing as “Collateral” “all assets of Debtor, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, and all proceeds and all products thereof” (the “Seller Financing Statement”);

(M)
a UCC financing statement for filing in the UCC Filing Jurisdiction of Pledgor, naming Pledgor as “Debtor” and Purchaser as “Secured Party” and describing as “Collateral” all of the items set forth in the definition of Equity Pledged Collateral (the “Pledgor Financing Statement”);

(N)
a UCC financing statement for filing in the UCC Filing Jurisdiction of Originator, naming Originator as “Debtor” and Purchaser as “Secured Party” and describing as “Collateral” all of the items set forth in the definition of Originator Pledged Collateral (the “Originator Financing Statement”);

(O)
opinions of outside counsel to the Seller Parties in form and substance acceptable to Purchaser (including, but not limited to, those relating to corporate matters, enforceability, applicability of the Investment Company Act of 1940, including, with respect to Seller, the Volcker Rule, security interests and Bankruptcy Code safe harbors);

(P)
for each Seller Party, a good standing certificate dated within fourteen (14) calendar days prior to the Closing Date, certified true, correct and complete copies of organizational documents and certified true, correct and complete copies of resolutions (or similar authority documents) with respect to the execution, delivery and performance of the Transaction Documents and each other document to be delivered by such party from time to time in connection herewith;

(Q)
evidence acceptable to Purchaser from Custodian that Custodian is in possession of the Seller Certificate; and

(R)
all such other and further documents and documentation as Purchaser shall require.

(ii)
Reimbursement of Costs and Expenses.  Seller shall have paid, or reimbursed Purchaser for, all reasonable out-of-pocket costs and expenses, including but not limited to reasonable out-of-pocket legal fees and due diligence expenses, actually incurred by Purchaser in connection with the development, preparation and execution of the Transaction Documents and any other documents prepared in connection herewith or therewith.

(c)
Conditions Precedent to All Transactions.  Purchaser’s agreement to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent to the satisfaction of Purchaser and its counsel, both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale:

(i)

Transaction Approval.  Purchaser shall have (A) determined, in its sole discretion, that each related proposed Purchased Asset is an Eligible Asset and (B) received internal credit approval with respect to the proposed Transaction, each of the foregoing, as evidenced by Purchaser’s execution and delivery of a Confirmation with respect thereto.

(ii)
Purchase Date.  The Purchase Date for the Transaction is before the Stated Termination Date.

(iii)
Maximum Facility Purchase Price; Concentration Limits; Maximum Purchase Price LTV.  The sum of (A) the aggregate unpaid Repurchase Price for all outstanding Transactions (excluding accrued and unpaid Purchase Price Differential for the then current Pricing Rate Period), (B) the requested Purchase Price for the pending Transaction and (C) the outstanding Limited Crossed Purchase Price pursuant to each applicable Limited Crossed Repurchase Agreement shall not exceed an amount equal the Maximum Facility Purchase Price.  The Concentration Limits shall not be violated after giving effect to the requested Transaction.  The Purchase Price LTV of the applicable Purchased Asset shall not exceed the Maximum Purchase Price LTV set forth in the related Confirmation for such Purchased Asset after giving effect to the requested Transaction.

(iv)
Confirmation.  Seller shall have, no less than five (5) Business Days prior to the requested Purchase Date (or such shorter time approved by Purchaser in its sole discretion):

(A)
given notice to Purchaser of the proposed Transaction by delivering to Purchaser an executed and completed confirmation substantially in the form of Exhibit II hereto (a “Confirmation”).  The Confirmation shall be signed by a Responsible Officer of Seller; and

(B)
with respect to each Eligible Asset subject to the pending Transaction, delivered to Purchaser the documents required pursuant to Exhibit VII hereto in accordance with the time frames set forth therein (unless otherwise waived by Purchaser).

(v)
Custodial Delivery.  Within the timeframe required by the Custodial Agreement for such Eligible Asset, Seller shall have delivered to Custodian, in accordance with the Custodial Agreement, the Custodial Delivery and the Purchased Asset File with respect to each Eligible Asset.

(vi)
Confirmation by Settlement Agent.  With respect to any Wet Purchased Asset, the related Settlement Agent shall have confirmed possession of the related Purchased Asset File in accordance with the related Bailee Agreement.

(vii)
Due Diligence Review.  Purchaser shall have completed its due diligence investigation of the Eligible Assets subject to the pending Transaction and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Eligible Assets and, in accordance with Article 27, each Seller Party, as Purchaser in its sole and absolute discretion deems appropriate to review and such review shall be satisfactory to Purchaser in its sole and absolute discretion and has determined, in its sole and absolute discretion, to purchase any or all of the Eligible Assets proposed to be sold to Purchaser by Seller.  Purchaser shall inform Seller of its determination with respect to any such proposed Transaction solely in accordance with Exhibit VII hereto.

(viii)
Countersigned Confirmation.  Purchaser shall have delivered to Seller a countersigned copy of the related Confirmation described in clause (ii)(A) above.

(ix)
No Default.  No Default (including, a Default under Article 14(a)(xviii)) or Event of Default shall have occurred and be continuing under this Agreement or any other Transaction Document;

(x)
No Material Adverse Effect.  No event shall have occurred and be continuing which has, or would reasonably be expected to have, a Material Adverse Effect.

(xi)
Waiver of Exceptions.  Purchaser shall have waived in writing all exceptions in the related Requested Exceptions Report, as evidenced by Purchaser’s execution of the Confirmation to which such Requested Exception Report is attached.

(xii)
Representations and Warranties.  The representations and warranties made by Seller in Article 10 shall be true and correct on and as of the Purchase Date for the pending Transaction with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and except to the extent disclosed in a Requested Exceptions Report approved by Purchaser in writing (which approval of Purchaser shall be evidenced by its execution and delivery of the Confirmation for such Purchased Asset or other written waiver or approval executed by Purchaser).

(xiii)
Acknowledgement of Servicer.  Purchaser shall have received from Servicer a written acknowledgement that each Eligible Asset to be sold to Purchaser will be serviced in accordance with the Servicing Agreement as of the related Purchase Date.

(xiv)
No Margin Deficit.  No Margin Deficit for which a Margin Call has been issued in accordance with the terms of Article 4 herein shall exist, either immediately prior to or after giving effect to the requested Transaction.

(xv)
Receipt of Trust Receipt.  Purchaser shall have received from Custodian on each Purchase Date (other than with respect to a Wet Purchased Asset) a Trust Receipt accompanied by an Asset Schedule and Exception Report with respect to each Eligible Asset to be sold to Purchaser, dated the Purchase Date, duly completed and with exceptions acceptable to Purchaser in its sole discretion in respect of Eligible Assets to be purchased hereunder on such Purchase Date.  With respect to a Wet Purchased Asset, Purchaser shall have received from Custodian within the time frame specified in the Custodial Agreement a Trust Receipt accompanied by an Asset Schedule and Exception Report with respect to such Purchased Asset sold to Purchaser, duly completed.

(xvi)
Seller Release Letter.  Purchaser shall have received from Seller a Release Letter covering each Eligible Asset to be sold to Purchaser.

(xvii)
No Change in Law.  Purchaser shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Purchaser to enter into Transactions.

(xviii)
Repurchase Date.  The Repurchase Date for such Transaction is not later than the Termination Date.

(xix)
Security Interest.  Seller shall have taken such other action as Purchaser shall have requested in order to transfer the Eligible Assets being transferred to Purchaser pursuant to this Agreement and to perfect all security interests granted under this Agreement or any other Transaction Document in favor of Purchaser as secured party under the UCC with respect to such Eligible Assets.

(xx)
Intentionally Omitted.

(xxi)
Further Assurances.  Purchaser shall have received all such other and further documents, documentation and legal opinions as Purchaser shall have reasonably required.

(xxii)
Payment of Fees.  Purchaser shall have received payment from Seller of all costs and expenses of Purchaser in connection with the Transaction (including reasonable out-of-pocket fees and costs of outside counsel) and any applicable Draw Fee, Annual Asset Fee and/or Exit Fee; provided, that Seller agrees to pay all such costs and expenses with respect to any proposed Asset that Purchaser determines will not be a Purchased Asset within five (5) Business Days of Purchaser’s written notice of such determination.

(xxiii)
Other Documents.  Purchaser shall have received all such other and further documents, documentation as Purchaser in its reasonable discretion shall require including, but not limited to, endorsements in blank of the original Mortgage Note and, as applicable, the Mezzanine Note and the original certificate evidencing the Capital Stock securing such Mezzanine Loan and assignments in blank of the underlying Mortgage and related Mortgage documents.

(xxiv)
Mezzanine Loans.  To the extent not delivered previously with respect to an unrelated Purchased Asset, with respect to any proposed Purchased Asset which constitutes a Mezzanine Loan, Purchaser shall have received an opinion of outside counsel acceptable to Purchaser that the pledge of such Mezzanine Loan as a Related Credit Enhancement pursuant to Article 7(a) constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), and 741(7)(A)(xi) of the Bankruptcy Code.

(d)
Early Repurchase; Mandatory Repurchase; Purchase Price Reduction; Early Termination.

(i)
Early Repurchase.  Seller shall be entitled to terminate a Transaction on demand and repurchase the Purchased Asset subject to such Transaction on any Business Day prior to the Repurchase Date (an “Early Repurchase Date”); provided, however, that:

(A)
no later than three (3) Business Days prior to such Early Repurchase Date (or such later date as agreed to by Purchaser or on any Business Day if a Default, Event of Default or Margin Call shall be cured by such repurchase), Seller notifies Purchaser in writing of its intent to terminate such Transaction and repurchase such Purchased Asset, setting forth the Early Repurchase Date and identifying with particularity the Purchased Asset to be repurchased on such Early Repurchase Date;

(B)
no other Purchased Asset is then subject to a Mandatory Early Repurchase Event;

(C)
no Default, Event of Default or Limited Crossed Event of Default shall have occurred and be continuing both as of the date notice is delivered pursuant to Article 3(d)(i) above and as of the applicable Early Repurchase Date; provided, that notwithstanding the existence of a Limited Crossed Event of Default, such early repurchase may proceed with respect to any Purchased Asset that is the subject of a Margin Call or as to which Seller has requested a Material Modification that Purchaser has denied within sixty (60) days of the date of such early repurchase;

(D)
on such Early Repurchase Date, Seller pays to Purchaser an amount equal to the Repurchase Price for the applicable Purchased Asset and any other amounts payable under this Agreement against transfer to Seller or its designated agent of such Purchased Asset;

(E)
any Margin Deficit for which a Margin Call has been issued in accordance with the terms of Article 4 herein is paid contemporaneously with such early repurchase, if applicable; and

(F)
on such Early Repurchase Date, Seller pays to Purchaser the Exit Fee, if any, for such Purchased Asset.

(ii)
Mandatory Early Repurchase Event.  With respect to any Purchased Asset, within four (4) Business Days after the earlier to occur of (i) Seller obtaining knowledge that a Mandatory Early Repurchase Event has occurred and is continuing, and (ii) receipt of written notice from Purchaser that a Mandatory Early Repurchase Event has occurred and is continuing as determined in Purchaser’s sole discretion, exercised in good faith (such date set forth in clauses (i) and (ii), the “Mandatory Early Repurchase Date”), Seller shall be required to terminate the relevant Transaction and repurchase such Purchased Asset and pay to Purchaser cash in an amount equal to the related Repurchase Price (the “Mandatory Early Repurchase”).  Notwithstanding the foregoing, if on or prior to the applicable Mandatory Early Repurchase Date (x) Seller and Guarantor shall have transferred to Purchaser all available funds (available to Seller and Guarantor, and, in each case, other than Allocated Cash) on hand, which funds are not sufficient to pay such Repurchase Price in full, and (y) Seller shall have delivered to Purchaser a Payment Extension Certificate, then the funds required to complete the payment of such Repurchase Price in full and terminate the relevant Transaction and repurchase of the related Purchased Asset shall be paid not later than the earlier to occur of (1) one Business Day after Seller’s receipt of such funds, and (2) the date that is eight (8) Business Days after the Mandatory Repurchase Date.

(iii)
Purchase Price Reduction.  On any Remittance Date before the Repurchase Date for a Purchased Asset, Seller shall have the right, from time to time, to transfer cash to Purchaser for the purpose of reducing the Purchase Price of, but not terminating, a Transaction and without the release of any Collateral, but subject to the payment of any Exit Fee due and payable with respect to such Purchased Asset in connection with such payment.

(iv)
Early Termination.  Seller shall be entitled to terminate this Agreement and the other Transaction Documents on any date prior to the then scheduled Termination Date (the “Early Termination Date”); provided, however, that:

(A)
Seller notifies Purchaser in writing at least five (5) days before the Early Termination Date of its intent to terminate this Agreement and the other Transaction Documents;

(B)
subject to the satisfaction of the provisions set forth in Article 3(e), Seller repurchases all of the Purchased Assets then held by Purchaser on the Early Termination Date;

(C)
Seller pays the Purchase Price Differential and all Repurchase Obligations then due pursuant to the Transaction Documents on the Early Termination Date; or

(D)
Seller pays to Purchaser the Exit Fee, if any.

(e)
Repurchase on the Repurchase Date.  On the Repurchase Date for any Transaction, termination of the Transaction will be effected by transfer to Seller of the Purchased Assets being repurchased along with any Net Cash Flow in respect thereof received by Purchaser (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Article 5) against the simultaneous transfer of the Repurchase Price for such Purchased Asset to an account of Purchaser; provided that, Purchaser shall have no obligation to permit Seller to repurchase individual Purchased Assets if an Event of Default or Limited Crossed Event of Default shall have occurred and be continuing; provided, further, that notwithstanding the existence of a Limited Crossed Event of Default, such repurchase may proceed with respect to any Purchased Asset that is the subject of a Margin Call or as to which Seller has requested a Material Modification that Purchaser has denied within sixty (60) days of the date of such repurchase.  Promptly following such Repurchase Date for a Purchased Asset and satisfaction of the conditions in the preceding sentence, and so long as no Event of Default or Limited Crossed Event of Default shall have occurred and be continuing, Purchaser’s security interest in the related Collateral shall terminate in accordance with Article 7(b).

(f)
Termination Date Extension.  (i)  Provided that all of the extension conditions listed in clause (ii) below (collectively, the “Termination Date Extension Conditions”) shall have been satisfied, Seller shall have the option to extend the Stated Termination Date for an additional one (1) year period ending on the one (1) year anniversary of the Stated Termination Date (the “Extension Period”).

(ii)
For purposes of this Article 3(f), the Termination Date Extension Conditions shall be satisfied if:

(A)
Seller shall have delivered to Purchaser written notice of its request to extend the Stated Termination Date at least thirty (30) days, but not more than ninety (90) days, prior to the Stated Termination Date;

(B)
no Margin Deficit for which a Margin Call has been issued in accordance with the terms of Article 4 herein, Default or Event of Default under this Agreement shall have occurred and be continuing as of the Stated Termination Date; and

(C)
all representations and warranties made by any Seller Party in the Transaction Documents, shall be true and correct in all material respects as of the Stated Termination Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date and except to the extent disclosed in a Requested Exceptions Report approved by Purchaser in writing (which approval of Purchaser shall be evidenced by its execution and delivery of the Confirmation for such Purchased Asset or other written waiver or approval executed by Purchaser)).

(g)
Amortization Extension Period.  Seller may elect by written notice to Purchaser delivered no later than thirty (30) days, but not more than ninety (90) days, prior to the Stated Termination Date or the end of the Extension Period (as applicable), to extend the Termination Date for a period not to exceed the Amortization Extension Period, which extension shall be conditioned upon (i) no Margin Deficit for which a Margin Call has been issued in accordance with the terms of Article 4 herein, Default or Event of Default under this Agreement shall have occurred and be continuing and (ii) all representations and warranties made by any Seller Party in the Transaction Documents shall be true and correct in all material respects (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date and except to the extent disclosed in a Requested Exceptions Report approved by Purchaser in writing (which approval of Purchaser shall be evidenced by its execution and delivery of the Confirmation for such Purchased Asset or other written waiver or approval executed by Purchaser)).  Seller shall not be permitted to enter into any new Transactions during the Amortization Extension Period.

(h)
Future Advances. (i) In connection with the making of a future advance to the Mortgagor or Mezzanine Borrower under a Future Advance Purchased Asset, Seller may request an increase of the Purchase Price of such Future Advance Purchased Asset in an amount not to exceed the product of (i) the principal balance of the future advance made by Seller and (ii) the Maximum Purchase Price Percentage of such Purchased Asset; provided that (A) each such increase request shall be for an amount of not less than $250,000 and (B) Seller shall not request more than two (2) increases with respect to the same Purchased Asset during any thirty (30) day period.  With respect to each request for an increase in the Purchase Price of a Future Advance Purchased Asset (other than any Purchased Asset that is the subject of a Future Advance Commitment as reflected in the Confirmation), any approval by Purchaser of such increase of the Purchase Price shall be in writing and given in Purchaser’s sole and absolute discretion.

(ii)
Purchaser’s funding of such an increase with respect to any Future Advance Purchased Asset shall be subject to the satisfaction of the following conditions:

(A)
at least five (5) Business Days prior to the requested Purchase Price increase date, Seller shall have requested such increase in writing and delivered to Purchaser:

(1)
copies of all documentation submitted by Mortgagor or Mezzanine Borrower in connection with the applicable future advance;

(2)
evidence that all conditions precedent to such future advance under the related Purchased Asset Documents either (a) have been satisfied or (b) have been specifically identified to Purchaser in writing and waived by Purchaser in writing; and

(3)
such other information and documentation (including, without limitation, either an updated title policy or an appropriate date-down endorsement) as Purchaser requests, in its sole and absolute discretion to the extent same is required to be delivered or made available to Seller by the Mortgagor or Mezzanine Borrower under the Purchased Asset Documents at Seller’s request;

(B)
delivery by Seller to Purchaser of an amended and restated Confirmation for the applicable Transaction which reflects the increase in the Purchase Price signed by a Responsible Officer of Seller, and delivery by Purchaser to Seller of a countersigned copy of such amended and restated Confirmation;

(C)
the Purchase Price Percentage after giving effect to such increase and the corresponding increase in the outstanding principal balance of the applicable Purchased Asset shall not exceed the Maximum Purchase Price Percentage set forth in the related Confirmation for such Purchased Asset;

(D)
the sum, without duplication, of (x) the aggregate unpaid Repurchase Price for all outstanding Transactions (excluding accrued and unpaid Purchase Price Differential for the then current Pricing Rate Period), (y) the requested Purchase Price increase and (z) the outstanding Limited Crossed Purchase Price pursuant to each applicable Limited Crossed Repurchase Agreement shall not exceed an amount equal the Maximum Facility Purchase Price;

(E)
no event shall have occurred and be continuing which has, or would reasonably be expected to have, a Material Adverse Effect; provided, that this clause (E) shall not be applicable with respect to any Purchased Asset that is the subject of a Future Advance Commitment as reflected in the Confirmation;

(F)
no Default or Event of Default shall have occurred and be continuing as of the related Purchase Price increase date;

(G)
no Margin Deficit for which a Margin Call has been issued in accordance with the terms of Article 4 herein shall exist, either immediately prior to or after giving effect to the requested Purchase Price increase;

(H)
on or prior to the related Purchase Price increase date, Purchaser shall have received a written certification by Seller stating that all conditions precedent to the funding of such future advance under the related Purchased Asset Documents have been satisfied, which certification may appear in the related amended and restated Confirmation;

(I)
all representations and warranties made by any Seller Party in the Transaction Documents shall be true and correct in all material respects on and as of the related Purchase Price increase date in all respects with the same force and effect as if made on and as of such date (except to the extent disclosed in a Requested Exceptions Report approved by Purchaser in writing (which approval of Purchaser shall be evidenced by its execution and delivery of the Confirmation for such Purchased Asset or other written waiver or approval executed by Purchaser)); and

(J)
after giving effect to the Purchase Price increase, the Concentration Limits will be satisfied.

(iii)
Upon the satisfaction of all conditions set forth in Article 3(h)(ii) as determined by Purchaser, in its sole and absolute discretion, exercised in good faith, Purchaser shall transfer the amount of the Purchase Price increase to an account of Seller or, if such increase is being funded on the same day as the future advance is being made to the related Mortgagor or Mezzanine Borrower, directly to the Mortgagor or Mezzanine Borrower, the Servicer or any title company, settlement agent or other Person, as agreed to by Purchaser and Seller.

(iv)
Seller acknowledges and agrees that, with respect to any Future Advance Purchased Asset and whether or not Purchaser advances any additional Purchase Price hereunder, Seller shall advance, as and when required under the related Purchased Asset Documents, any and all future advance obligations and commitments thereunder.

(i)
Margin Excess.  From time to time but not more frequently than two (2) times during any calendar month, Seller may request that Purchaser re-determine the Market Value of any Purchased Assets that have been subject to a Margin Call.  If pursuant to such re-determination Purchaser in its sole discretion determines that there exists any Margin Excess with respect to any Purchased Assets, Seller may request that Purchaser transfer cash to such Seller (resulting in a corresponding increase in the outstanding Purchase Price of the applicable Purchased Assets) in an amount not to exceed such Margin Excess, which amount shall be approved or denied by Purchaser, in its sole and absolute discretion, and if so approved, transferred to Seller within five (5) Business Days following such Seller’s written request, subject to the satisfaction of the following conditions:

(i)
the transfer is in an amount that is at least equal to $250,000;

(ii)
the Purchase Price Percentage after giving effect to such increase shall not exceed the Maximum Purchase Price Percentage set forth in the related Confirmation for such Purchased Asset;

(iii)
the sum, without duplication, of (x) the aggregate unpaid Repurchase Price for all outstanding Transactions (excluding accrued and unpaid Purchase Price Differential for the then current Pricing Rate Period), (y) the requested Purchase Price increase and (z) the outstanding Limited Crossed Purchase Price pursuant to each applicable Limited Crossed Repurchase Agreement shall not exceed an amount equal the Maximum Facility Purchase Price;

(iv)
no event shall have occurred which has, or would reasonably be expected to have a Material Adverse Effect;

(v)
no Default or Event of Default shall have occurred and be continuing as of the related Purchase Price increase date or will occur as a result of such Purchase Price increase;

(vi)
no Margin Deficit Event shall exist immediately prior to or after giving effect to the requested Purchase Price increase;

(vii)
all representations and warranties made by any Seller Party in the Transaction Documents shall be true, correct, complete and accurate on and as of the related Purchase Price increase date with the same force and effect as if made on and as of such date;

(viii)
Purchaser shall have received a written certification by Seller stating that foregoing conditions have been or will be satisfied as of the time required above; and

(ix)
Purchaser shall have received payment from the Seller of any applicable Draw Fee then due in respect of any increase in the outstanding Purchase Price of the applicable Purchased Assets.

ARTICLE 4

MARGIN MAINTENANCE

(a)
If a Margin Deficit exists and is continuing, then, provided that such Margin Deficit is an amount equal to or exceeding $1,000,000 in the aggregate with respect to all Purchased Assets then subject to a Margin Deficit, Purchaser may, by notice to Seller substantially in the form of Exhibit VIII hereto (a “Margin Call”), require Seller to (x) to make a cash payment, (y) to repurchase one or more Purchased Assets pursuant to Article 3(d) or, (z) if available, to apply Margin Excess pursuant to clause (c) below in reduction of the Repurchase Price of the applicable Purchased Asset(s), in each case of (x), (y) or (z), so that after giving effect to such payment, no Margin Deficit shall exist with respect to such Purchased Asset(s).  For the avoidance of doubt, Seller shall be permitted to determine which of the foregoing clauses of (x), (y) or (z) (or any combination of such clauses) Seller utilizes in order to satisfy the applicable Margin Call.

(b)
By not later than the close of business four (4) Business Days following receipt of such Margin Call (the “Margin Deadline”), Seller shall cure the related Margin Deficit as provided in Article 4(a).  Notwithstanding the foregoing, if (i) Seller elects to cure a Margin Deficit pursuant to clauses (x) or (y) of Article (4)(a) above, and (ii) Seller and Guarantor do not have sufficient available funds (available to Seller and Guarantor, and, in each case, other than Allocated Cash) on hand to cure such Margin Deficit by the related Margin Deadline, then, so long as on or prior to such Margin Deadline (x) Seller and Guarantor have transferred to Purchaser all available funds (available to Seller and Guarantor, and, in each case, other than Allocated Cash) on hand which funds are not sufficient to cure the such Margin Deficit, and (y) Seller shall have delivered to Purchaser a Payment Extension Certificate, then the funds required to complete the payment of such Margin Deficit in full shall be paid not later than the earlier to occur of (1) one Business Day after Sellers’ receipt of such funds, and (2) the date that is eight (8) Business Days after the Margin Deadline.

(c)
If Purchaser issues a Margin Call under Article 4(a) with respect to a Purchased Asset and if Margin Excess exists for any other Purchased Asset, then Purchaser will, in response to the applicable Seller’s written request following Purchaser’s delivery of a Margin Call to such Seller, provided that no monetary or material non-monetary Default or Event of Default exists (or will occur as a result of such application), deem such Margin Excess applied to all or a portion of the related Margin Deficit in reduction of the Purchase Price of the applicable Purchased Asset(s) as directed by Seller in such written request.

(d)
The failure or delay by Purchaser, on any one or more occasions, to exercise its rights under this Article 4 shall not change or alter the terms and conditions or limit or waive the right of Purchaser to do so at a later date or in any way create additional rights for Seller.

ARTICLE 5

PAYMENTS; COLLECTION ACCOUNT

(a)
Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim.

(b)
On each Remittance Date, Seller shall pay to Purchaser all accrued and unpaid Purchase Price Differential as of such Remittance Date.

(c)
All payments required to be made directly to Purchaser shall be made in accordance with the wiring instructions set forth below (or such other wire instructions provided by Purchaser to Seller in writing), not later than 2:00 p.m. (New York City time) (or such other time set forth herein with respect to such payment), on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day).

Bank Name:  [***]
ABA Number:  [***]
Account Number:  [***]
Account Name:  [***]
Reference:  [***]
Attention:  [***]

(d)
Concurrently with the execution and delivery of this Agreement, Seller shall establish a segregated deposit account (the “Collection Account”) in the name of Seller for the benefit of Purchaser at Account Bank.  The Collection Account shall be subject to the Collection Account Control Agreement in favor of Purchaser.

(e)
Seller shall cause Servicer to promptly remit, and in any event no later than two (2) Business Days after receipt thereof, all Net Cash Flow in respect of the Purchased Assets directly into the Collection Account.  In furtherance of the foregoing, at the request of Purchaser, Seller shall cause each Servicer to execute and deliver a Servicer Letter in accordance with Article 28(e).  If any Seller Party or any Affiliate of thereof shall receive any Net Cash Flow with respect to a Purchased Asset other than by remittance from the Collection Account in accordance with the following sentence, such party shall (and Seller shall cause such party to) promptly (and in any case within two (2) Business Days after receipt thereof) remit such amounts to Servicer for deposit into the Collection Account.  Amounts in the Collection Account shall be remitted by Account Bank in accordance with the provisions of Articles 5(f) and 5(g).

(f)
So long as no Event of Default shall have occurred and be continuing, Account Bank shall, on each Remittance Date remit all amounts on deposit in the Collection Account (other than unscheduled or maturity Principal Payments, but including any regularly scheduled Principal Payments) in the following amounts and order of priority:

(i)
first, to pay all fees and other amounts then due and payable to Custodian pursuant to the Custodial Agreement and Servicer pursuant to the Servicing Agreement then due and payable (to the extent such fees and other amounts have not been withdrawn by the Servicer prior to transfer of Net Cash Flow to the Collection Account);

(ii)
second, to Purchaser, an amount equal to all accrued and unpaid Purchase Price Differential then due and payable;

(iii)
third, to Purchaser, an amount equal to any unpaid Margin Deficit for which a Margin Call has been issued under Article 4(a);

(iv)
fourth, to Purchaser, an amount equal to (A) prior to the Amortization Extension Period, the product of (x) the amount of any scheduled Principal Payment received in respect of any Purchased Asset multiplied by (y) the related Purchase Price Percentage for such Purchased Asset, to be applied in reduction of the Repurchase Price of such Purchased Asset until such Repurchase Price is reduced to zero (0) or (B) during the Amortization Extension Period (if applicable), an amount equal to one hundred percent (100%) of the scheduled Principal Payment received in respect of any Purchased Asset to be applied in reduction of the Repurchase Price of all then outstanding Purchased Assets until the Repurchase Price of all Purchased Assets is reduced to zero (0);

(v)
fifth, to Purchaser, an amount equal to any other amounts then due and payable to Purchaser under any Transaction Document;

(vi)
sixth, if a Limited Crossed Event of Default has occurred and is continuing, to remit 100% to the Cash Collateral Account to be disbursed in accordance with the Controlled Account Agreement (Cash Collateral Account); and

(vii)
seventh, the surplus, if any, to Seller.

(g)
So long as no Event of Default shall have occurred and be continuing, Account Bank shall, within two (2) Business Days after receipt by Account Bank of any unscheduled or maturity Principal Payments, remit all such unscheduled or maturity Principal Payments in the following amounts and order of priority:

(i)
first, to pay all fees and other amounts then due and payable to Custodian pursuant to the Custodial Agreement and Servicer pursuant to the Servicing Agreement then due and payable (in each case to the extent not paid pursuant to Article 5(f));

(ii)
second, to Purchaser, an amount equal to all accrued and unpaid Purchase Price Differential then due and payable (to the extent not paid pursuant to Article 5(f));

(iii)
third, to Purchaser, an amount equal to any unpaid Margin Deficit (to the extent not paid pursuant to Article 5(f));

(iv)
fourth, to Purchaser, an amount equal to (A) prior to the Amortization Extension Period, the product of (x) the amount of any unscheduled Principal Payment received in respect of any Purchased Asset multiplied by (y) the related Purchase Price Percentage for such Purchased Asset, to be applied in reduction of the Repurchase Price of such Purchased Asset until such Repurchase Price is reduced to zero (0) or (B) during the Amortization Extension Period (if applicable), an amount equal to one hundred percent (100%) of the unscheduled Principal Payment received in respect of any Purchased Asset to be applied in reduction of the Repurchase Price of the Purchased Asset which is the subject of such Principal Payment until the related Purchase Price is reduced to zero (0) and then to reduce the Repurchase Price of all then outstanding Purchased Assets until the Repurchase Price of all Purchased Assets is reduced to zero (0);

(v)
fifth, to Purchaser, an amount equal to any other amounts then due and payable to Purchaser under any Transaction Document (to the extent not paid pursuant to Article 5(f));

(vi)
sixth, if a Limited Crossed Event of Default has occurred and is continuing, to remit 100% to the Cash Collateral Account to be disbursed in accordance with the Controlled Account Agreement (Cash Collateral Account); and

(vii)
seventh, the surplus, if any, to Seller.

(h)
Upon receipt of notice from Purchaser that an Event of Default shall have occurred and is continuing, and so long as such Event of Default is continuing, Account Bank shall cease remitting funds to, or at the direction of, Seller pursuant to Article 5(f) and shall instead remit, on each Business Day beginning on the Business Day after receipt of such notice from Purchaser, all amounts on deposit in the Collection Account as of the prior Business Day to Purchaser for application to the Repurchase Obligations in such order of priority as Purchaser shall determine in its sole and absolute discretion.

(i)
Except as expressly set forth herein, any amounts paid toward the Repurchase Price for any Purchased Asset shall be applied by Purchaser to any items constituting the Repurchase Price thereof in such order of priority as Purchaser shall determine in its sole and absolute discretion.

ARTICLE 6

REQUIREMENTS OF LAW; BENCHMARK REPLACEMENT; TAXES

(a)
Requirements of Law.  (i)  Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, in each case, after the date hereof, shall make it unlawful for Purchaser (A) to enter into Transactions, then any commitment of Purchaser hereunder to enter into any Transaction shall forthwith be canceled or (B) to maintain or continue any Transaction, and Purchaser does not have any means of complying with Requirements of Law other than to terminate such Transaction after exercising commercially reasonable efforts to comply with such Requirements of Law without having to terminate such Transaction, then a Repurchase Date for such Transaction shall occur on the later to occur of (x) the date that is ten (10) Business Days after delivery of written notice thereof from Purchaser to Seller and (y) the next Remittance Date or on such earlier date as may be required by law.  If any such conversion of a Transaction occurs on a day that is not the last day of the then current Pricing Rate Period with respect to such Transaction, Seller shall pay to Purchaser any applicable Breakage Costs.

(ii)
If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Purchaser with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Purchaser made subsequent to the date hereof:

(A)
shall subject Purchaser to any tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(B)
shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Purchaser that is not otherwise included in the determination of the Benchmark hereunder; or

(C)
shall impose on Purchaser any other condition (other than Taxes);

and the result of any of the foregoing is to increase the cost to Purchaser, by an amount that Purchaser deems, in the exercise of its reasonable business judgment, to be material, of entering into, continuing or maintaining Transactions or to reduce in a material manner any amount receivable under the Transaction Documents in respect thereof; then, in any such case, Seller shall within ten (10) Business Days after written demand by Purchaser together with a reasonably detailed written explanation of such additional amounts (as described below) pay Purchaser the amount shown as due on such written demand from Purchaser to compensate Purchaser for such increased cost or reduced amount receivable.  In exercising its rights under this Article 6(a)(ii), Purchaser shall exercise its rights and remedies in a manner which is consistent with the manner in which Purchaser is exercising similar remedies under commercial real estate mortgage loan repurchase facilities with similarly situated counterparties, as applicable.  Such notification setting forth the amount or amounts necessary to compensate such Purchaser as specified above for any additional amounts payable pursuant to this subsection shall be submitted by Purchaser to Seller and shall be conclusive evidence of such additional amounts absent manifest error.  This covenant shall survive the termination and the repurchase by Seller of any or all of the Purchased Assets.

(iii)
If Purchaser shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Purchaser or any corporation controlling Purchaser with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof has, or will have, the effect of reducing the rate of return on Purchaser’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Purchaser or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Purchaser’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Purchaser, in the exercise of its reasonable business judgment, to be material, then from time to time, within five (5) Business Days of submission by Purchaser to Seller of a written request therefor together with a detailed written explanation of such amounts, Seller shall pay to Purchaser such additional amount or amounts as will compensate Purchaser for such reduction.  In exercising its rights under this Article 6(a)(iii), Purchaser shall exercise its rights and remedies in a manner consistent with the manner in which Purchaser is exercising similar remedies under commercial real estate mortgage loan repurchase facilities with similarly situated counterparties, as applicable.  Such notification as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Purchaser to Seller and shall be conclusive evidence of such additional amounts absent manifest error.  This covenant shall survive the termination and the repurchase by Seller of any or all of the Purchased Assets.  Failure or delay on the part of Purchaser to demand compensation pursuant to this Article 6(a) shall not constitute a waiver of Purchaser’s right to demand such compensation; provided that Sellers shall not be required to compensate Purchaser pursuant to this Article 6(a) for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that Purchaser notifies the Sellers of the change in Requirement of Law giving rise to such increased costs or reductions, and of Purchaser’s intention to claim compensation therefor (except that, if the change in Requirement of Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

(b)        (i)
Benchmark Conversion Election.  Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Pricing Rate Determination Date in respect of any determination of the Benchmark (or published component used in the calculation thereof) for any Pricing Rate Period (as determined by Purchaser in its sole and absolute discretion (which determination shall be conclusive and binding upon Seller absent manifest error)), Purchaser shall have the sole and exclusive right to elect to replace the then-current Benchmark (or such component thereof) with a Benchmark Replacement selected by Purchaser for all purposes under this Agreement and under any other Transaction Document in respect of such determination and all determinations on all subsequent dates (without any amendment to, or further action or consent of Seller).

(ii)
Conforming Changes.  In connection with the use or implementation of any Benchmark or Benchmark Replacement, as applicable, Purchaser shall have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary in this Agreement or in any other Transaction Documents, any amendments implementing such Conforming Changes shall become effective without any further action or consent of Seller.

(iii)
Benchmark Notice.  Purchaser shall promptly notify Seller of (i) the occurrence of a Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement and (iii) the effectiveness of any related Conforming Changes (such notice, the “Benchmark Notice”).  From and after the Benchmark Replacement Date related to such Benchmark Notice, the specified Benchmark Replacement shall be the Benchmark (or shall replace the published component used in the calculation thereof, as applicable) for all purposes under this Agreement, each of the other Transaction Documents and every Transaction hereunder.

(iv)
Standards for Decisions and Determinations.  Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, any determination, decision or election that may be made by Purchaser pursuant to this Article 6(b), including, but not limited to, any determination of any Benchmark Transition Event, any election to replace the then-current Benchmark (or published component used in the calculation thereof) with a Benchmark Replacement, any Benchmark Notice or any selection of the Benchmark Replacement, the related Benchmark Replacement Adjustment or any related Conforming Changes or any other determination, decision or election with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding absent manifest error and may, subject to the express terms of this Agreement, be made in the sole discretion of Purchaser without consent from the Seller.

(c)        (i)
Any and all payments by or on account of any obligation of Seller under any Transaction Document shall be made without deduction or withholding for any Taxes, except as prescribed by a Requirement of Law.  If any Requirement of Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any payment by Seller, then such deduction or withholding shall be made and the amount so deducted or withheld shall be timely paid to the relevant Governmental Authority in accordance with the applicable Requirement of Law and, if such Tax is an Indemnified Tax, then the sum payable by Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this paragraph (c)) the applicable Purchaser receives an amount equal to the sum it would have received had no such deduction or withholding been made.  Seller shall indemnify each Purchaser, within ten (10) days after demand therefor, for the full amount, without duplication, of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this paragraph (c)) payable or paid by such Purchaser or required to be withheld or deducted from a payment to such Purchaser and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to Seller by a Purchaser shall be conclusive absent manifest error.

(ii)
Any Purchaser or assignee that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Purchaser or assignee, if reasonably requested by Seller, shall deliver such other documentation prescribed by a Requirement of Law or reasonably requested by Seller as will enable Seller to determine whether or not such Purchaser or assignee is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (c)(ii)(A), (c)(ii)(B) and (c)(ii)(D) of this Article) shall not be required if in the Purchaser’s or assignee’s reasonable judgment such completion, execution or submission would subject such Purchaser or assignee to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Purchaser or assignee.

(A)
Any Purchaser or assignee that is a U.S. Person shall deliver to Seller on or prior to the date on which such Purchaser or assignee becomes a Purchaser or assignee under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of IRS Form W‑9 certifying that such Purchaser or assignee is exempt from U.S. federal backup withholding tax.

(B)
Any Purchaser or assignee that is not a U.S. Person (a “Non-U.S. Purchaser”) shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which such Non-U.S. Purchaser becomes a Purchaser or assignee under this Agreement (and from time to time thereafter upon the reasonable request of Seller) whichever of the following is applicable:  (a) in the case of a Non-U.S. Purchaser claiming the benefits of an income tax treaty to which the United States is a party, (1) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W‑8BEN or W‑8BEN‑E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Transaction Document, IRS Form W‑8BEN or IRS Form W‑8BEN‑E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (b) executed copies of IRS Form W‑8ECI; (c) in the case of a Non-U.S. Purchaser claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (1) a certificate, reasonably satisfactory to Seller, to the effect that such Non-U.S. Purchaser is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Seller within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to Seller as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (2) executed copies of IRS Form W‑8BEN or W‑8BEN‑E; or (d) to the extent a Non-U.S. Purchaser is not the beneficial owner, executed copies of IRS Form W‑8IMY, accompanied by IRS Form W‑8ECI, IRS Form W‑8BEN, IRS Form W‑8BEN‑E, a U.S. Tax Compliance Certificate in a form reasonably satisfactory to Seller, IRS Form W‑9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Purchaser is a partnership and one or more direct or indirect partners of such Non-U.S. Purchaser are claiming the portfolio interest exemption, such Non-U.S. Purchaser may provide a U.S. Tax Compliance Certificate, in a form reasonably satisfactory to Seller, on behalf of each such direct and indirect partner.

(C)
Any Non-U.S. Purchaser shall, to the extent it is legally entitled to do so, deliver to the Seller (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-U.S. Purchaser becomes a Purchaser or assignee under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made; and

(D)
If a payment made to a Purchaser or assignee under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Purchaser or assignee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Purchaser or assignee shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with their obligations under FATCA and to determine that such Purchaser or assignee has complied with such Purchaser’s or assignee’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(E)
Each Purchaser or assignee agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller in writing of its legal inability to do so.

(d)          (i)
If any Purchaser or assignee requests compensation under Article 6(a), or requires Seller to pay any Indemnified Taxes or additional amounts to any Purchaser or assignee or any Governmental Authority for the account of any Purchaser or assignee pursuant to Article 6(c), then such Purchaser or assignee shall (at the request of Seller) use reasonable efforts to designate a different lending office for funding or booking its Transactions hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Purchaser or assignee, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Articles 6(a) or 6(c), as the case may be, in the future, and (ii) would not subject such Purchaser or assignee to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Purchaser or assignee.  Seller hereby agrees to pay all reasonable costs and expenses incurred by any Purchaser or assignee in connection with any such designation or assignment.

(ii)
If any Purchaser or assignee requests compensation under Article 6(a), or if Seller is required to pay any Indemnified Taxes or additional amounts to any Purchaser or assignee or any Governmental Authority for the account of any Purchaser or assignee pursuant to Article 6(c) and, in each case, such Purchaser or assignee has declined or is unable to designate a different lending office in accordance with paragraph (d)(i) of this Article, then Seller may, at its sole expense and effort, upon notice to such Purchaser or assignee, require such Purchaser or assignee to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Article 19), all of its interests, rights (other than its existing rights to payments pursuant to Articles 6(a) or 6(c)) and obligations under this Agreement and the related Transaction Documents to an assignee that shall assume such obligations (which assignee may be another Purchaser or assignee, if a Purchaser or assignee accepts such assignment); provided that:

(A)
such Purchaser or assignee shall have received payment of an amount equal to the outstanding Repurchase Price with respect to its Transactions and all other amounts payable to it hereunder and under the other Transaction Documents from the assignee (to the extent of the outstanding Purchase Price, accrued and unpaid Purchase Price Differential and accrued and unpaid costs and expenses of Purchaser or assignee included in such outstanding Repurchase Price) or Seller (in the case of all other amounts);

(B)
in the case of any such assignment resulting from a claim for compensation under Article 6(a) or payments required to be made pursuant to Article 6(c), such assignment will result in a reduction in such compensation or payments thereafter;

(C)
such assignment does not conflict with applicable Requirements of Law; and

(D)
the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Purchaser or assignee shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Purchaser or assignee or otherwise, the circumstances entitling Seller to require such assignment and delegation cease to apply.

ARTICLE 7

SECURITY INTEREST

(a)
Other than for United States federal, state and local income or franchise tax purposes, Purchaser and Seller intend that the Transactions hereunder be sales to Purchaser of the Purchased Assets and not loans from Purchaser to Seller secured by the Purchased Assets.  However, in order to preserve Purchaser’s rights under the Transaction Documents, in the event that a court or other forum re-characterizes the Transactions hereunder as other than sales (other than for United States federal, state and local income or franchise tax purposes), and as security for the performance by Seller of all of Seller’s obligations to Purchaser under the Transaction Documents and the Transactions entered into hereunder, or in the event that a transfer of a Purchased Asset is otherwise ineffective to effect an outright transfer of such Purchased Asset to Purchaser, Seller hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, subject to the terms and conditions of this Agreement, to Purchaser to secure the payment of the Repurchase Price on all Transactions to which it is a party and all other amounts owing by it to Purchaser hereunder, including, without limitation, amounts owing pursuant to Article 26, and under the other Transaction Documents (collectively, the “Repurchase Obligations”).  Seller agrees to mark its books and records to evidence the interests granted to Purchaser hereunder.  Without limiting the generality of the foregoing and for the avoidance of doubt, if any determination is made that any Mezzanine Loan which is a Purchased Asset was not sold by Seller to Purchaser pursuant to this Agreement, or that mezzanine loans do not qualify for the safe harbor treatment provided by the Bankruptcy Code, then Seller hereby pledges, assigns and grants to Purchaser as further security for Seller’s obligations to Purchaser hereunder, a continuing first priority security interest in and Lien upon each such Mezzanine Loan which constitutes a Purchased Asset hereunder, and Purchaser shall have all the rights and remedies of a “secured party” under the Uniform Commercial Code with respect thereto (such pledge, the “Related Credit Enhancement”).  For purposes of this Agreement, “Collateral” shall mean:

(i)
the Purchased Assets;

(ii)
all proceeds relating to the sale, securitization, liquidation or other disposition of the Purchased Assets;

(iii)
all “general intangibles”, “accounts”, “chattel paper”, “investment property”, “instruments”, “securities accounts” and “deposit accounts”, each as defined in the UCC, relating to or constituting any and all of the foregoing; and

(iv)
all replacements, substitutions or distributions on or proceeds, payments, income and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.

(b)
Seller, as of the Closing Date, hereby assigns, pledges and grants a security interest, subject to the terms and conditions of this Agreement, in all of its right, title and interest in, to and under the Collection Account and all monies from time to time on deposit in the Collection Account and any and all replacements, substitutions, distributions on, income relating to or proceeds of any and all of the foregoing, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, to Purchaser to secure the Repurchase Obligations.

(c)
Purchaser’s security interest in the Collateral, the Collection Account shall terminate only upon satisfaction of the Repurchase Obligations, provided that, so long as no Event of Default or Limited Crossed Event of Default shall have occurred and be continuing, Purchaser’s security interest with respect to any Purchased Asset shall terminate automatically effective upon the repurchase thereof in accordance with the terms of this Agreement and receipt by Purchaser of the Repurchase Price therefor.  Upon such satisfaction and upon request by Seller, Purchaser shall, at Seller’s sole expense, deliver to Seller such UCC termination statements and other release documents as may be commercially reasonable and return (or approve the return by Custodian in accordance with the Custodial Agreement, as applicable) the Purchased Assets to Seller and reconvey the Purchased Items to Seller and release its security interest in the Collateral, the Collection Account, such release to be effective automatically without further action by any party.  For purposes of the grant of the security interest pursuant to this Article 7, this Agreement shall be deemed to constitute a security agreement under the New York Uniform Commercial Code (the “UCC”).  Purchaser shall have all of the rights and, upon the occurrence and during the continuance of an Event of Default, may exercise all of the remedies of a secured creditor under the UCC and the other laws of the State of New York.  In furtherance of the foregoing, (i) Purchaser, at Seller’s sole cost and expense, as applicable, shall cause to be filed in such locations as may be necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC financing statements and continuation statements (collectively, the “Filings”), and shall forward copies of such Filings to Seller upon completion thereof, and (ii) Seller shall from time to time take such further actions as may be requested by Purchaser in its sole discretion, to maintain and continue the perfection and priority of the security interest granted hereby (including marking its records and files to evidence the interests granted to Purchaser hereunder).  Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to Seller.

(d)
Seller acknowledges that it has no rights to service the Purchased Assets but only has rights granted to it pursuant to Article 28.  Without limiting the generality of the foregoing and the grant of a security interest pursuant to Article 7(a), and in the event that Seller is deemed by a court, other forum or otherwise to retain any residual Servicing Rights (notwithstanding that such Servicing Rights are Purchased Items hereunder), and for the avoidance of doubt, Seller hereby acknowledges and agrees that the Servicing Rights constitute Collateral hereunder for all purposes.  The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and Transactions hereunder as defined under Sections 101(47)(v) and 741(7)(x) of the Bankruptcy Code.

(e)
Seller agrees, to the extent permitted by any Requirement of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Asset or Mortgaged Property may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets marshaled upon any such sale, and agrees that Purchaser or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets individually or collectively (in any number of parts) as Purchaser or such court may determine.

ARTICLE 8

TRANSFER AND CUSTODY

(a)
On the Purchase Date for each Transaction, ownership of the related proposed Purchased Assets and other Purchased Items shall be transferred (other than for United States federal, state and local income or franchise tax purposes) to Purchaser or its designee (including the Custodian or any Bailee) against the simultaneous transfer of the Purchase Price for such Purchased Asset in immediately available funds to an account of Seller specified in the Confirmation relating to such Transaction and, upon satisfaction of the conditions precedent in Article 3(b) and (c), such proposed Purchased Asset shall become a Purchased Asset hereunder.

(b)
Seller shall deposit the Purchased Asset Files representing the Purchased Assets, or direct that the Purchased Asset Files be deposited directly, with the Custodian in accordance with the Custodial Agreement.  The Purchased Asset Files shall be maintained in accordance with the Custodial Agreement.  If a Purchased Asset File is not delivered to Purchaser or its designee (including the Custodian), such Purchased Asset File shall be held in trust by Seller or its designee for the benefit of Purchaser as the owner thereof.  Seller or its designee shall maintain a copy of the Purchased Asset File and the originals of the Purchased Asset File not delivered to Purchaser or its designee (including the Custodian).  The possession of the Purchased Asset File by Seller or its designee is at the will of Purchaser for the sole purpose of servicing the related Purchased Asset, and such retention and possession by Seller or its designee is in a custodial capacity only.  The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to Purchaser.  Seller or its designee (including the Custodian) shall release its custody of the Purchased Asset File only in accordance with a written request acknowledged in writing by Purchaser and otherwise in accordance with the Custodial Agreement (or, in the case of a Bailee, in accordance with the applicable Bailee Agreement).

(c)
From time to time, Seller shall forward to the Custodian, with copy to Purchaser, additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of a Purchased Asset approved in accordance with the terms of this Agreement, and upon receipt of any such other documents (which shall be clearly marked as to which Purchased Asset File such documents relate), Custodian will be required to hold such other documents in the related Purchased Asset File in accordance with the Custodial Agreement.

ARTICLE 9

SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS

(a)
Title to each Purchased Assets shall pass to Purchaser on the related Purchase Date, and Purchaser shall have free and unrestricted use of each Purchased Asset, subject, however, to the terms of this Agreement.  Nothing in this Agreement or any other Transaction Document shall preclude Purchaser from engaging in repurchase transactions with the Purchased Assets or otherwise selling, transferring, pledging, repledging, hypothecating or rehypothecating the Purchased Assets, all on terms that Purchaser may determine in its sole and absolute discretion, but no such transaction shall relieve Purchaser of its obligations to transfer the same Purchased Assets to Seller pursuant to Article 3 or of Purchaser’s obligation to credit or pay Net Cash Flow to the obligations of Seller pursuant to Articles 5(e), 5(f) and 5(g) or of Purchaser’s obligations in Article 19.

(b)
Nothing contained in this Agreement or any other Transaction Document shall obligate Purchaser to segregate any Purchased Asset delivered to Purchaser by Seller.  Except to the extent expressly set forth in this Agreement or any other Transaction Document, no Purchased Asset shall remain in the custody of Seller or any Affiliate of Seller.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Purchaser as of the date hereof and as of each Purchase Date and covenants that at all times while this Agreement or any Transaction is in effect as follows:

(a)
Organization.  Seller (i) is duly organized, validly existing and in good standing under the laws and regulations of the jurisdiction of its formation, (ii) has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted and (iii) has the power to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents, except where the failure to maintain such licensing or qualification is not reasonably likely to have a Material Adverse Effect.

(b)
Authority.  Seller represents that (i) it is duly authorized to execute and deliver the Transaction Documents to which it is a party, to enter into the Transactions contemplated hereunder and to perform its obligations under the Transaction Documents, and has taken all necessary action to authorize such execution, delivery and performance, and (ii) each person signing any Transaction Document on its behalf is duly authorized to do so on its behalf.

(c)
Due Execution and Delivery; Consideration.  The Transaction Documents to which it is a party have been or will be duly executed and delivered by Seller, for good and valuable consideration.

(d)
Enforceability.  The Transaction Documents constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

(e)
Approvals and Consents.  No consent, approval or other action of, or filing by, Seller with any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of any of the Transaction Documents (other than consents, approvals and filings that have been obtained or made, as applicable, and any such consents, approvals and filings that have been obtained are in full force and effect).

(f)
Licenses and Permits.  Seller is duly licensed, qualified and in good standing in every jurisdiction where such licensing, qualification or standing is necessary, and has all licenses, permits and other consents that are necessary, for the transaction of Seller’s business or the acquisition, origination (if applicable), ownership or sale of any Purchased Asset or other Purchased Item, except in each case to the extent the failure to maintain would not be reasonably likely to result in a Material Adverse Effect.

(g)
Ability to Perform.  Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant applicable to it contained in the Transaction Documents to which it is a party.

(h)
Non-Contravention.  Neither the execution and delivery of the Transaction Documents, nor consummation by Seller of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the organizational documents of Seller, (ii) any agreement by which Seller is bound or to which any assets of Seller are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any Lien upon any of the assets of Seller, other than pursuant to the Transaction Documents, to the extent that such conflict or breach would have a Material Adverse Effect, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to Seller, or (iv) any Requirement of Law in any material respect.

(i)
Litigation/Proceedings.  As of the date hereof and as of the Purchase Date for any Transaction, except as may be disclosed in writing by Seller to Purchaser prior to any Purchase Date, there is no action, suit, proceeding, investigation, or arbitration pending or, to the best knowledge of Seller, threatened against any Seller Party, or any of their respective Affiliates or assets that (i) questions or challenges the validity or enforceability of any of the Transaction Documents or any action to be taken in connection with the transactions contemplated thereby, and (ii) makes a claim in an aggregate amount greater than the Litigation Threshold.

(j)
No Outstanding Judgments.  Except as disclosed in writing to Purchaser, there are no judgments for an aggregate amount greater than the Litigation Threshold against any Seller Party unsatisfied of record or docketed in any court located in the United States of America.

(k)
No Bankruptcies.  No Act of Insolvency has ever occurred with respect to any Seller Party.

(l)
Compliance with Law.  Seller is in compliance in all material respects with all Requirements of Law.  No Seller Party is in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.

(m)
Acting as Principal.  Seller is engaging in the Transactions as principal.

(n)
No Broker.  Seller has not dealt with any broker, investment banker, agent, or other Person (other than Purchaser or an Affiliate of Purchaser) who may be entitled to any commission or compensation in connection with the sale of any Purchased Asset pursuant to any of the Transaction Documents.

(o)
No Default.  No Default or Event of Default has occurred and is continuing under or with respect to the Transaction Documents which has not been disclosed to Purchaser in writing prior to any Purchase Date.

(p)
Intentionally Omitted.

(q)
Intentionally Omitted.

(r)
Full and Accurate Disclosure.  All information, reports, statements, exhibits, schedules and certificates (i) furnished in writing by or on behalf of any Seller Party in connection with the negotiation, preparation or delivery of the Transaction Documents, or after the date hereof pursuant to the terms of any Transaction Document or (ii) included in any Transaction Document, when taken as a whole, do not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made, or (in the case of projections) is or will be based on reasonable estimates, on the date as of which such information is stated or certified; provided that, with respect to financial projections, forecasts, budgets and other forward looking information, Seller represents only that such information was prepared in good faith based on assumptions believed by Seller to be reasonable and not misleading at the time made and at the time such materials were so furnished.

(s)
Financial Information.  All financial data concerning the Seller Parties and, to Seller’s knowledge, the Purchased Assets and the other Purchased Items that has been delivered by or on behalf of any Seller Party to Purchaser is true, correct and complete in all material respects.  All financial data concerning the Seller Parties has been prepared fairly in accordance with GAAP consistently applied.  All financial data concerning the Purchased Asset and the other Purchased Items has been prepared in accordance with standard industry practices.  Since the delivery of such data, except as otherwise disclosed in writing to Purchaser, there has been no change in the financial position of the Seller Parties and, to Seller’s knowledge, the Purchased Assets and the other Purchased Items or in the results of operations of any Seller Party, which change is reasonably likely to have in a Material Adverse Effect.

(t)
Authorized Representatives.  The duly authorized representatives of Seller and Guarantor are listed on, and true signatures of such authorized representatives are set forth on, Exhibit III hereto, or such other most recent list of authorized representatives substantially in the form of Exhibit III hereto as Seller or Guarantor may from time to time deliver to Purchaser.

(u)
Chief Executive Office; Jurisdiction of Organization; Location of Books and Records.  Each Seller Party’s chief executive office is located at the address for notices specified for such Seller Party on Exhibit I, unless such Seller Party has provided a new chief executive office address to Purchaser in writing.  Seller’s jurisdiction of organization is the State of Delaware.  The location where Seller keeps its books and records, including all computer tapes and records relating to the Collateral, is its chief executive office.

(v)
Representations and Warranties Regarding the Purchased Assets.  Each of the representations and warranties made in respect of the Purchased Assets pursuant to Exhibit V are true and correct in all material respects (except to the extent disclosed in a Requested Exceptions Report approved by Purchaser in writing).

(w)
Good Title to Purchased Asset.  Immediately prior to the purchase of any Purchased Asset and other Purchased Items by Purchaser from Seller, (i) such Purchased Asset and other Purchased Items are free and clear of any Lien or impediment to transfer (including any “adverse claim” as defined in Article 8-102(a)(1) of the UCC) (other than any such Lien or impediment to transfer that is released simultaneously with such purchase), (ii) such Purchased Asset and other Purchased Items are not subject to any right of set-off, any prior sale, transfer or assignment, or any agreement by Seller to assign, convey or transfer such Purchased Asset and other Purchased Items, in each case, in whole or in part, (iii) Seller is the record and beneficial owner of, and had good and marketable title to, and the right to sell and transfer, such Purchased Asset and other Purchased Items to Purchaser, and (iv) Seller has the right to sell and transfer such Purchased Asset and other Purchased Items to Purchaser.  Upon the purchase of any Purchased Asset and other Purchased Items by Purchaser from Seller, Purchaser shall be the sole owner of such Purchased Asset and other Purchased Items free from any adverse claim, subject to the rights of Seller pursuant to the terms of this Agreement.

(x)
No Encumbrances.  There are (i) no outstanding rights, options, warrants or agreements on the part of Seller for a purchase, sale or issuance, in connection with any Purchased Asset or other Purchased Item, (ii) no agreements on the part of Seller to issue, sell or distribute any Purchased Asset or other Purchased Item and (iii) no obligations on the part of Seller (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or interest therein, in each case, except as contemplated by the Transaction Documents.

(y)
Security Interest Matters.

(i)
The provisions of the Transaction Documents are effective to either (x) constitute a sale of Purchased Items to Purchaser (other than for United States federal, state and local income or franchise tax purposes) or (y) create in favor of Purchaser a legal, valid and enforceable first priority “security interest” (as defined in Section 1-201(b)(35) of the UCC) in all rights, title and interest of Seller in, to and under the Collateral and the Collection Account.

(ii)
Upon possession by the Custodian or by a bailee pursuant to the Bailee Agreement of each Mortgage Note or Participation Certificate, endorsed in blank by a duly authorized officer of Seller, Purchaser shall have a legal, valid, enforceable and fully perfected first priority security interest in all right, title and interest of Seller in such Mortgage Note or Participation Certificate, as applicable.

(iii)
Upon the filing of the UCC Financing Statements in the applicable UCC Filing Jurisdiction, Purchaser shall have a legal, valid, enforceable and fully perfected first priority security interest in that portion of the Collateral, the Equity Pledged Collateral or the Originator Pledged Collateral, as applicable, in which a security interest can be perfected under the UCC by the filing of financing statements.

(iv)
Upon execution and delivery of the Collection Account Control Agreement, Purchaser shall have a legal, valid, enforceable and fully perfected first priority security interest in all right, title and interest of Seller in the Collection Account and all funds at any time credited thereto.

(z)
Solvency; No Fraudulent Transfer.  Seller has adequate capital for the normal obligations foreseeable in a business of its size and character and in light of its contemplated business operations.  Seller is generally able to pay, and is paying, its debts as they come due.  Neither the Transaction Documents nor any Transaction are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Seller’s creditors.  As of each Purchase Date, Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) or any successor provision thereto and the transfer and sale of related Purchased Assets on such Purchase Date pursuant hereto and the obligation to repurchase such Purchased Assets (i) will not cause the liabilities of Seller to exceed the assets of Seller, (ii) will not result in Seller having unreasonably small capital, and (iii) will not result in debts that would be beyond Seller’s ability to pay as the same mature.  Seller received reasonably equivalent value in exchange for the transfer and sale of each Purchased Asset and other Purchased Item subject hereto to Purchaser.  Seller has only entered into agreements on terms that would be considered arm’s length and otherwise on terms consistent with other similar agreements with other similarly situated entities.

(aa)
No Reliance.  Seller has made its own independent decisions to enter into the Transaction Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary.  Seller is not relying upon any advice from Purchaser as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of the Transactions.

(bb)
Covered Fund.  Seller has been structured so as not to constitute, and is not, a “covered fund” for purposes of Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Volcker Rule”), and is relying upon an exception or exemption from the registration requirements of the Investment Company Act of 1940 set forth in Section 3(c)(5)(C) of the Investment Company Act of 1940.

(cc)
Investment Company Act.  No Seller Party is required to register as an “investment company,” or a company “controlled by an investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(dd)
Taxes.  Seller has filed or caused to be filed all tax returns that would be delinquent if they had not been filed on or before the date hereof and has paid all taxes shown to be due and payable on or before the date hereof on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it and any of its assets by any Governmental Authority that are otherwise due and payable except (i) for any such taxes as are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.  No tax liens have been filed against any of Seller’s assets and, no claims are being asserted with respect to any such taxes, fees or other charges, other than statutory liens for taxes not yet due and payable or any tax liens or claims that are being contest in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been made in accordance with GAAP or to the extent any such tax liens could not reasonably be expected to have a Material Adverse Effect.

(ee)
ERISA.  Neither Seller nor any ERISA Affiliate sponsors, maintains or contributes to any Plans or any Multiemployer Plans.  Seller is not, and is not using, any assets of a “benefit plan investor” as defined in Department of Labor regulation 29 C.F.R Section 2510.3-101, as modified by Section 3(42) of ERISA and is not using “plan assets” within the meaning of 29 C.F.R. 2510.3-101, as modified in operation by Section 3(42) of ERISA, in connection with any Transaction.

(ff)
Use of Proceeds; Margin Regulations.  All proceeds of each Transaction shall be used by Seller for purposes permitted under Seller’s governing documents, provided that no part of the proceeds of any Transaction will be used by Seller to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.  Neither the entering into of any Transaction nor the use of any proceeds thereof will violate, or be inconsistent with, any provision of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(gg)
No Real Property.  Neither Seller nor any Subsidiary of Seller has at any time since its formation held title to any real property.

(hh)
Trading with the Enemy Act and Patriot Act; No Prohibited Persons.  Each Seller Party and each of their respective Affiliates is in compliance with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other applicable enabling legislation or executive order relating thereto, and (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001, as amended (the “Patriot Act”).  No Seller Party or any Subsidiary, officer, director, partner, member or, to the best knowledge of Seller, employee, of any Seller Party or of such Subsidiary, is an entity or person that is, or, to the knowledge of Seller, is acting on behalf of, any Prohibited Person.  Seller agrees that, from time to time upon the prior written request of Purchaser, it shall execute and deliver such further documents, provide such additional information and reports and perform such other acts as Purchaser may reasonably request in order to ensure compliance with the provisions hereof (including, without limitation, compliance with the Patriot Act); provided, however, that nothing in this Article 10(ii) shall be construed as requiring Purchaser to conduct any inquiry or decreasing Seller’s responsibility for its statements, representations, warranties or covenants hereunder.

(ii)
Anti-Bribery Laws.  No part of the proceeds of any Transaction will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(jj)
Insider.  Seller is not an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities” (as those terms are defined in 12 U.S.C. § 375(b) or in regulations promulgated pursuant thereto) of Purchaser, of a bank holding company of which Purchaser is a Subsidiary, or of any Subsidiary, of a bank holding company of which Purchaser is a Subsidiary, of any bank at which Purchaser maintains a correspondent account or of any lender which maintains a correspondent account with Purchaser.

(kk)
Anti-Money Laundering Laws.  Each Seller Party has complied with all applicable anti-money laundering laws and regulations (collectively, the “Anti-Money Laundering Laws”).

(ll)
Tax Status.  For U.S. federal income tax purposes, Seller is a disregarded entity.

(mm)
Responsible Officers.  The Persons listed as Purchased Asset Authorized Representatives on Exhibit III to this Agreement have primary responsibility for the origination or acquisition, as applicable, management or sale of the Purchased Assets, except as otherwise disclosed to Purchaser in writing prior to any Purchase Date.

ARTICLE 11

NEGATIVE COVENANTS OF SELLER

On and as of the date hereof and at all times while this Agreement or the Transaction hereunder is in effect, Seller shall not without the prior written consent of Purchaser, which may be granted or denied at Purchaser’s sole and absolute discretion:

(a)
take any action that would directly or indirectly impair or adversely affect Purchaser’s title to any Purchased Asset or other Purchased Item;

(b)
transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in any Purchased Asset or other Purchased Item to any Person other than Purchaser, or engage in repurchase transactions or similar transactions with respect to any Purchased Asset or other Purchased Item with any Person other than Purchaser; provided that this clause (b) shall not prevent any transfer of the Purchased Assets to Purchaser in accordance with the Transaction Documents;

(c)
create, incur, assume or suffer to exist any Lien, encumbrance or security interest in or on any of its property, assets, revenue, the Purchased Assets, the other Collateral or the Collection Account, whether now owned or hereafter acquired, other than the Liens and security interest granted by Seller pursuant to the Transaction Documents;

(d)
create, incur, assume or suffer to exist any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) to the extent the same would cause Seller to violate the covenants contained in this Agreement or Guarantor to violate the financial covenants contained in the Guaranty;

(e)
enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution), or sell all or substantially all of its assets (except in connection with the Transactions or the sale or securitization of the Purchased Assets in the ordinary course of Seller’s business after the repurchase thereof in accordance with this Agreement);

(f)
suffer a Change of Control;

(g)
permit (through the giving of consent, waiver, failure to object or otherwise) any Mortgaged Property, any Capital Stock in any Mortgagor securing any Mezzanine Loan, Mortgagor or Mezzanine Borrower, to create, incur, assume or suffer to exist any Liens or Indebtedness, including without limitation, senior or pari passu mortgage debt, junior mortgage debt or mezzanine debt (in each case, unless expressly permitted by the applicable Purchased Asset Documents and excluding non-consensual Liens against any related Mortgaged Property);

(h)
(i) prior to an Event of Default, take any action or effect any Material Modification of any Purchased Asset or (ii) after an Event of Default, consent or assent to any amendment, modification, waiver or supplement to, or termination of, any note, loan agreement, mortgage or guarantee relating to any Purchased Asset or other agreement or instrument relating to any Purchased Asset, in either case, without first having given prior notice thereof to Purchaser and receiving the prior written consent of Purchaser;

(i)
permit the organizational documents of Seller to be amended in any material respect;

(j)
permit its assets to constitute “plan assets” within the meaning of 29 C.F.R Section 2510.3 101, as modified by Section 3(42) of ERISA;

(k)
after the occurrence and during the continuance of a Default, an Event of Default or a Limited Crossed Event of Default, make any distribution, payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any Capital Stock of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller provided, however, that notwithstanding anything in this paragraph (k) to the contrary, Seller shall be permitted to declare and/or pay any dividends and distributions to its shareholders or equity owners in order for Guarantor to (x) maintain its status as a real estate investment trust (as defined under Section 856 of the Code) for U.S. federal and state income tax purposes and (y) avoid the payment of federal or state income or excise tax;

(l)
acquire or maintain any right or interest in any Purchased Asset or any Mortgaged Property relating to any Purchased Asset that is senior to, or pari passu with, the rights and interests of Purchaser therein under this Agreement and the other Transaction Documents;

(m)
use any part of the proceeds of any Transaction hereunder for any purpose which violates, or would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System;

(n)
directly, or through a Subsidiary, acquire or hold title to any real property; and

(o)
make any election or otherwise take any action that would cause Seller to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

ARTICLE 12

AFFIRMATIVE COVENANTS OF SELLER

On and as of the date hereof and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller covenants that:

(a)
Seller Notices.

(i)
Material Adverse Effect.  Seller shall promptly notify Purchaser of any Material Adverse Effect on its business operations and/or financial condition of which Seller has knowledge; provided, however, that nothing in this Article 12 shall relieve Seller of its obligations under this Agreement.

(ii)
Default or Event of Default.  Seller shall, as soon as possible, but in no event later than two (2) Business Days after Seller obtains actual knowledge of such event, notify Purchaser of any Default or Event of Default.

(iii)
Intentionally Omitted.

(iv)
Purchased Asset Matters.  Seller shall promptly (and in any event not later than two (2) Business Days after Seller obtains knowledge thereof) notify Purchaser of:  (A) any default or event of default under any Purchased Asset; (B) any facts or circumstances that are reasonably likely to cause, or have caused a Mandatory Early Repurchase Event; (C) any Future Advance Failure; or (D) any representation or warranty being untrue or incorrect; provided, however, that the failure of Seller to timely deliver any such information regarding an underlying obligor or Purchased Asset as a result of the failure of such underlying obligor to timely deliver to Seller such information so requested of underlying obligor by Seller shall not be an Event of Default.

(v)
Litigation and Judgments.  Seller shall promptly (and in any event not later than five (5) Business Days after knowledge thereof) deliver to Purchaser any notice of the commencement of, settlement of, or judgment in, any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceeding involving Seller, Pledgor or Guarantor that (i) questions or challenges the validity or enforceability of any of the Transaction Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) is in the aggregate in an amount greater than the Litigation Threshold, or (iii) which would be reasonably likely to materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of the Transaction Documents to which it is a party.  Seller will promptly provide notice of any judgment against any Seller Party, which with the passage of time, could cause an Event of Default hereunder.

(vi)
Corporate Change.  Seller shall advise Purchaser in writing of the opening of any new chief executive office, or the closing of any such office, of any Seller Party and of any change in any Seller Party’s name or the places where the books and records pertaining to the Purchased Asset are held not less than fifteen (15) Business Days prior to taking any such action.

(vii)
Anti-Terrorism; Anti-Bribery and Anti-Money Laundering Laws.  Seller shall promptly (and in any event within two (2) Business Days after obtaining knowledge thereof) notify Purchaser of any violation of the representation and warranty contained in Article 10(ii) (Trading with the Enemy Act and Patriot Act; No Prohibited Persons), Article 10(jj) (Anti-Bribery Laws) or Article 10(ll) (Anti-Money Laundering Laws).

(b)
Reporting and Other Information.  Seller shall provide, or to cause to be provided, to Purchaser the following financial and reporting information:

(i)
Purchased Asset Information.  (A) No later than the fifteenth (15th) day of each month, copies of property level information made available to Seller and all other required reports, rent rolls, financial statements (including, without limitation, cash flow statements), certificates and notices (including, without limitation, any notice of the occurrence of a default or an event of default under the Purchased Asset Documents) it receives pursuant to the Purchased Asset Documents relating to any Purchased Asset and (B) within two (2) Business Days, any other information with respect to the Purchased Assets that may be reasonably requested by Purchaser from time to time that is in Seller’s possession or is reasonably available to Seller.

(ii)
Monthly Purchased Asset Reports.  No later than the twenty first (21st) day of each month, a summary property performance report for each Purchased Asset in a form acceptable to Purchaser, which shall include, without limitation, net operating income, a debt service coverage ratio calculation, occupancy, revenue per available unit (for hospitality properties), sales per square foot (for retail properties) and, if applicable, the floating rate benchmark or index used to determine interest payments in respect of such Purchased Asset for the preceding calendar month.  For any portfolio, the report shall include a summary of the performance of the portfolio on a consolidated basis.

(iii)
Quarterly Reports.  Within sixty (60) days after the end of each of the first three (3) quarterly fiscal periods of each fiscal year of Guarantor, the unaudited, consolidated balance sheets of Guarantor as at the end of such period and the related unaudited, consolidated statements of income, net assets and cash flows for Guarantor for such period and the portion of the fiscal year through the end of such period (and in each case with comparisons to applicable information in the financial statements from the same quarter of the previous year), accompanied by an officer’s certificate of Guarantor that includes a statement of Guarantor that said consolidated financial statements fairly and accurately present the consolidated financial condition and results of operations of Guarantor in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to customary year-end audit adjustments).

(iv)
Annual Reports.  Within one hundred twenty (120) days after the end of each fiscal year of Guarantor, the consolidated balance sheets of Guarantor as at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for Guarantor for such year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly and accurately present the consolidated financial condition and results of operations of Guarantor in accordance with GAAP, consistently applied, as at the end of, and for, such fiscal year.

(v)
Covenant Compliance Certificate.  Along with each delivery pursuant to clauses (iii) and (iv) above, a completed and executed Covenant Compliance Certificate.

(vi)
Other Documentation.  Seller shall provide, or shall cause to be provided, to Purchaser such other documents, reports and information as Purchaser may reasonably request that is in Seller’s possession or is obtainable by Seller with de minimis expense and commercially reasonable efforts (A) with respect to the financial affairs of the Seller Parties and (B) to the extent available to Seller, with respect to any Purchased Asset or the operation of any Mortgaged Property.

(c)
Defense of Purchaser’s Security Interest.  Seller shall (i) defend the right, title and interest of Purchaser in and to the Purchased Assets, the other Collateral and the Collection Account against, and take such other action as is necessary to remove, the Liens, security interests, claims and demands of all Persons (other than security interests by or through Purchaser) and (ii) at Purchaser’s reasonable request, take all action Purchaser deems necessary or desirable to ensure that Purchaser will have a first priority security interest in the Purchased Assets and other Collateral subject to any of the Transactions in the event such Transactions are recharacterized as secured financings.

(d)
Additional Rights.  If Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for a Purchased Asset, or otherwise in respect thereof, Seller shall accept the same as Purchaser’s agent, hold the same in trust for Purchaser and deliver the same forthwith to Purchaser (or the Custodian, as appropriate) in the exact form received, duly endorsed by Seller to Purchaser, if required, together with, if applicable, an undated interest power covering such additional rights duly executed in blank to be held by Purchaser hereunder as additional collateral security for the Transactions.  If any sums of money or property so paid or distributed in respect of the Purchased Assets shall be received by Seller, Seller shall, until such money or property is paid or delivered to Purchaser, hold such money or property in trust for Purchaser, segregated from other funds of Seller, as additional collateral security for the Transactions.

(e)
Further Assurances.  At any time from time to time upon the reasonable request of Purchaser, at the sole expense of Seller, Seller shall promptly and duly execute and deliver such further instruments and documents and take such further actions as Purchaser may deem necessary or reasonably desirable to (i) obtain or preserve the security interest granted hereunder, (ii) ensure that such security interest remains fully perfected at all times and remains at all times first in priority as against all other creditors of Seller (whether or not existing as of the Closing Date or in the future) and (iii) obtain or preserve the rights and powers herein granted (including, among other things, filing such UCC financing statements as Purchaser may request).  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or certificated security, such note, instrument or certificated security shall be promptly delivered to Purchaser, duly endorsed in a manner satisfactory to Purchaser, to be itself held as Collateral pursuant to the Transaction Documents.

(f)
Preservation of Existence; Licenses.  Seller shall at all times maintain and preserve its legal existence all of the rights, privileges, licenses, permits and franchises necessary for the operation of its business (including, without limitation, preservation of all lending licenses held by Seller and of Seller’s status as a “qualified transferee” (however denominated) under all documents which govern the Purchased Assets), to protect the validity and enforceability of the Transaction Documents and each Purchased Asset and for its performance under the Transaction Documents.

(g)
Compliance with Transaction Documents.  Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents.

(h)
Compliance with Other Obligations.  Seller shall at all times comply (i) with its organizational documents, (ii) with any agreements by which it is bound or to which its assets are subject, except where failure to comply would not be reasonably likely to have a Material Adverse Effect, and (iii) with any Requirement of Law in all material respects.

(i)
Books and Record.  Seller shall, and shall cause each other Seller Party to, at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions fairly in accordance with GAAP, and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.

(j)
Taxes and Other Charges.  Seller shall pay and discharge all taxes, assessments, levies, liens and other charges imposed on it, on its income or profits or on any of its property as the same shall become due and payable, except (i) for any such taxes, assessments, levies, liens and other charges which are being contested in good faith and by proper proceedings and against which adequate reserves have been provided in accordance with GAAP or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(k)
Operations.  Seller shall continue to engage in business of the same general type as now conducted by it or otherwise as approved by Purchaser prior to the date hereof.  Seller shall maintain records with respect to the Collateral and Purchased Items and the conduct and operation of its business with no less a degree of prudence than if the Collateral and Purchased Items were held by Seller for its own account and shall furnish Purchaser, upon reasonable request by Purchaser or its designated representative, with reasonable information obtainable by Seller with respect to the Collateral and Purchased Items and the conduct and operation of its business.

(l)
Responsibility for Fees and Expenses of Third-Parties.  Seller shall be solely responsible for the fees and expenses of Custodian, Account Bank and Servicer.

(m)
Future Advances.  To the extent any future advance is required to be made pursuant to the Purchased Asset Documents with respect to any Purchased Asset, Seller shall be required to fund such future advance in accordance with such Purchased Asset Documents, regardless of whether Purchaser agrees to fund an increase in the Purchase Price or the conditions for increasing the Purchase Price under this Agreement have been satisfied with respect to such future advance.  Any Purchased Asset with respect to which there is any litigation or other proceeding alleging a failure to fund any future advance as and when required (collectively, a “Future Advance Failure”) shall cease being an Eligible Asset and shall be repurchased by Seller in accordance with the terms of Article 3(d)(ii) hereof.

(n)
Limited Cross-Collateralization Transaction Documents.  Concurrently with the execution of any Limited Crossed Repurchase Agreement, Seller shall delivery to Purchaser all other Limited Cross-Collateralization Transaction Documents, duly completed and executed by each of the parties thereto.

ARTICLE 13

SINGLE PURPOSE ENTITY COVENANTS

On and as of the date hereof and at all times while this Agreement or any Transaction hereunder is in effect, Seller covenants that:

(a)
Seller shall own no assets, and shall not engage in any business, other than the assets and transactions specifically contemplated by the Transaction Documents;

(b)
Seller shall not make any loans or advances to any Affiliate or third party (other than advances under the Purchased Assets to Borrowers) and shall not acquire obligations or securities of its Affiliates;

(c)
Seller shall pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets;

(d)
Seller shall comply with the provisions of its organizational documents;

(e)
Seller shall do all things necessary to observe its organizational formalities and to preserve its existence;

(f)
Seller shall maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of Requirements of Law; provided, that appropriate notation shall be made on such financial statements to indicate the separateness of Seller from such Affiliate and to indicate that Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person) and file its own tax returns (except to the extent consolidation is required or permitted under Requirements of Law);

(g)
Seller shall be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other;

(h)
Seller shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and intends to remain solvent; provided that the foregoing shall not require any member, partner or shareholder of any Seller to make any additional capital contribution to such Seller;

(i)
Seller shall not commingle its funds or other assets with those of any Affiliate or any other Person, except as contemplated by this Agreement or any other Transaction Document, and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others;

(j)
Seller shall maintain its properties, assets and accounts separate from those of any Affiliate or any other Person;

(k)
Seller shall not hold itself out to be responsible for the debts or obligations of any other Person;

(l)
Seller shall not, without the prior unanimous written consent of its Independent Manager, take any action that will result in an Act of Insolvency;

(m)
Seller shall, at all times, have at least one (1) Independent Manager;

(n)
Seller’s organizational documents shall provide (i) that Purchaser be given at least two (2) Business Days prior notice of the removal and/or replacement of any Independent Manager, together with the name and contact information of the replacement Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Manager and (ii) that any Independent Manager of Seller shall not have any fiduciary duty to the member of Seller, manager of Seller or any other Person bound by the Seller’s limited liability company agreement except Seller and the creditors of Seller with respect to taking of, or otherwise voting on, any Act of Insolvency; provided, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing;

(o)
Seller shall not enter into any transaction with an Affiliate of Seller except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction;

(p)
Seller shall maintain a sufficient number of employees in light of contemplated business operations;

(q)
Seller shall not engage in, seek or consent to any dissolution, winding up, Division, liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement or the other Transaction Documents), transfer of membership interests or the like, or material amendment of its operating agreement (in each case other than as approved by Purchaser);

(r)
Seller shall use separate stationary, invoices and checks bearing its own name, and allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an Affiliate;

(s)
Seller shall not pledge its assets to secure the obligations of any other Person;

(t)
Seller shall not form, acquire or hold any Subsidiary or own any equity interest in any other entity; and

(u)
Seller shall not create, incur, assume or suffer to exist any Indebtedness or Lien in or on any of its property, assets, revenue, the Purchased Assets, the other Collateral or the Collection Account, whether now owned or hereafter acquired, other than (A) obligations under the Transaction Documents, (B) obligations under the documents evidencing the Purchased Assets, and (C) unsecured trade payables, in an aggregate amount not to exceed $250,000 at any one time outstanding, incurred in the ordinary course of acquiring, owning, financing and disposing of the Purchased Assets; provided, however, that any such trade payables incurred by Seller shall be paid within sixty (60) days of the date incurred.

ARTICLE 14

EVENTS OF DEFAULT; REMEDIES

(a)
Events of Default.  Each of the following events shall constitute an “Event of Default” under this Agreement:

(i)
Failure to Repurchase or Repay.  Seller shall fail to repurchase any Purchased Asset upon the applicable Repurchase Date or shall fail to pay the applicable Repurchase Price when and as required pursuant to the Transaction Documents.

(ii)
Failure to Pay Purchase Price Differential.  Purchaser shall fail to receive on any Remittance Date the accrued and unpaid Purchase Price Differential; provided that if the failure to pay is due to an Account Bank or Servicer administrative error that is curable, Seller shall have three (3) Business Days to cure or caused to be cured such failure to pay.

(iii)
Failure to Cure Margin Deficit.  Seller shall fail to cure any Margin Deficit within the period specified in Article 4; provided that if the failure to pay is due to an Account Bank or Servicer administrative error that is curable, Seller shall have three (3) Business Days to cure or caused to be cured such failure to pay.

(iv)
Failure to Remit Principal Payment.  Seller fails to remit (or cause to be remitted) to Purchaser any Principal Payment received with respect to a Purchased Asset for application to the payment of the Repurchase Price for such Purchased Asset in accordance with Article 5(f) or 5(g); provided that if the failure to pay is due to an Account Bank or Servicer administrative error that is curable, Seller shall have three (3) Business Days to cure or caused to be cured such failure to pay.

(v)
Failure to Pay Fees.  Purchaser shall fail to receive any applicable Draw Fee, Annual Asset Fee or Exit Fee as and when due; provided that if the failure to pay is due to an Account Bank or Servicer administrative error that is curable, Seller shall have three (3) Business Days to cure or caused to be cured such failure to pay.

(vi)
Other Payment Default.  Seller shall fail to make any payment not otherwise enumerated that is owing to Purchaser that has become due, whether by acceleration or otherwise, within five (5) Business Days after notice thereof from Purchaser to Seller or after Seller otherwise has knowledge thereof.

(vii)
Negative Acts.  Seller shall fail to perform, comply with or observe any term, covenant or agreement applicable to Seller contained in Article 13 (Single Purpose Entity Covenants) unless, (A) such failure is inadvertent, immaterial and non-recurring and (B) if such failure is curable, Seller shall have cured such breach within ten (10) Business Days following the date upon which such Seller first obtains knowledge of such breach or violation.

(viii)
Act of Insolvency.  An Act of Insolvency occurs with respect to any Seller Party.

(ix)
Admission of Inability to Perform.  Any Seller Party shall admit in writing to any Person its inability to, or its intention not to, perform any of its respective obligations under any Transaction Document.

(x)
Transaction Documents.  Any Transaction Document or a replacement therefor acceptable to Purchaser shall for whatever reason be terminated (other than by Purchaser without cause) or cease to be in full force and effect, or shall not be enforceable in accordance with its terms, or any Person (other than Purchaser) shall contest the validity or enforceability of any Transaction Document or the validity, perfection or priority of any Lien granted thereunder, or any Person (other than Purchaser) shall seek to disaffirm, terminate or reduce its obligations under any Transaction Document.

(xi)
Cross-Default.  Any Seller Party shall be in default under (x) any Indebtedness of such Seller Party which default (A) involves the failure to pay a matured obligation or (B) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness; or (y) any other contract to which such Seller Party is a party which default (A) involves the failure to pay a matured obligation or (B) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract, in each case of clauses (x) and (y) , to the extent the obligations in connection with such default individually or in the aggregate with other defaults exceed the applicable Default Threshold; provided, however, that any such default, failure to perform or breach shall not constitute an Event of Default if the applicable Seller Party cures such default, failure to perform or breach or obtains a waiver of same from the applicable beneficiary, as the case may be, within the grace period, if any, provided under the applicable agreement.

(xii)
ERISA. (A) Seller or an ERISA Affiliate shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan that is not exempt from such Sections of ERISA and the Internal Revenue Code, (B) any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Seller or any ERISA Affiliate, (C) a Reportable Event (as referenced in Section 4043(b)(3) of ERISA) shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Purchaser, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) any Plan shall terminate for purposes of Title IV of ERISA, or (E) Seller or any ERISA Affiliate shall, or in the reasonable opinion of Purchaser is likely to, incur any liability in connection with a withdrawal from, or the insolvency of, a Multiemployer Plan; and in each case in clauses (A) through (E) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect.

(xiii)
Recharacterization.  If either (A) any Transaction is recharacterized as a secured financing, rather than a “securities contract”, as that term is defined in Section 741 of Title 11 of the Bankruptcy Code or (B) if a Transaction is recharacterized as a secured financing, and the Transaction Documents with respect to such Transaction shall for any reason cease to create and maintain a valid first priority security interest in favor of Purchaser in any of the Purchased Assets, and in each case, such condition is not cured by Seller within three (3) Business Days after notice thereof from Purchaser to Seller or after Seller otherwise has knowledge thereof;

(xiv)
Governmental or Regulatory Action.  Any governmental, regulatory, or self-regulatory authority shall have taken any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of any Seller Party, which suspension would be reasonably expected to have a Material Adverse Effect.

(xv)
Change of Control.  A Change of Control shall have occurred without the prior written consent of Purchaser.

(xvi)
Representation or Warranty Breach.  If any representation, warranty or certification made to Purchaser by, or on behalf of, any Seller Party or any Servicer that is an Affiliate of any Seller Party shall have been incorrect or untrue in any respect when made or repeated or deemed to have been made or repeated and such incorrect or untrue representation exists and continues unremedied for ten (10) Business Days after the earlier of receipt of written notice thereof from Purchaser or Seller’s actual knowledge of such incorrect or untrue representation (other than the representations and warranties set forth in Article 10(v) made by Seller, which shall instead be subject to a Mandatory Early Repurchase Event); provided, however, if the circumstances which resulted in such representation being incorrect or untrue can be remedied and provided further that the applicable Seller Party (or any Servicer that is an Affiliate of any Seller Party, as applicable) is diligently working to remedy such circumstances, Seller Party (or any Servicer that is an Affiliate of any Seller Party, as applicable) shall have an additional ten (10) Business Days to pursue such remedy.

(xvii)
Judgment.  Any final non-appealable judgment by any competent court in the United States of America for the payment of money is rendered against any Seller Party in an amount that exceeds the applicable Litigation Threshold, and such judgment remains undischarged or unpaid for a period of sixty (60) days, during which period execution of such judgment is not effectively stayed or discharged.

(xviii)
Guarantor Breach.  The breach by Guarantor of the covenants made by it in (a) Article V(i) (Limitation on Distributions) of the Guaranty or (b) Article V(k) (Financial Covenants) of the Guaranty.

(xix)
Affiliated Servicer Breach.  The breach by any Servicer that is an Affiliate of any Seller Party of its obligation to deposit or remit any Net Cash Flow received by such Servicer in accordance with Article 5(d).

(xx)
Other Covenant Default.  If (i) any Seller Party shall breach or fail to perform any of the terms, covenants, obligations or conditions under any Transaction Document, other than as specifically otherwise referred to in this definition of “Event of Default” or (ii) any Servicer that is an Affiliate of any Seller Party shall breach or fail to perform any of the terms, covenants, obligations or conditions under any Transaction Document, other than as specifically otherwise referred to in this definition of “Event of Default,” and, in each case, such failure continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Purchaser or the discovery of such failure by the applicable Seller party (or Servicer); provided, however, in the case of any such failure to observe or perform any obligations that are susceptible to cure but cannot be cured within such five (5) Business Day period through the exercise of reasonable diligence, if the applicable Seller Party (or Servicer) commences such cure within the initial five (5) Business Day period and diligently prosecutes such cure, such five (5) Business Day cure period shall be extended to thirty (30) calendar days, and if at the end of such extended period, Purchaser determines that such Seller Party (or Servicer) has diligently prosecuted such cure and continues to diligently prosecute such cure, Purchaser may extend the time to cure by up to an additional thirty (30) calendar days.

(xxi)
Crossed Event of Default.  A Crossed Event of Default shall have occurred.

(b)
Remedies.  After the occurrence and during the continuance of an Event of Default, Seller hereby appoints Purchaser as attorney-in-fact of Seller for the purpose of taking any action and executing or endorsing any instruments that Purchaser may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  If an Event of Default shall occur and be continuing with respect to Seller, the following rights and remedies shall be available to Purchaser:

(i)
At the option of Purchaser, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency with respect to any Seller Party), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, immediately occur (such date, the “Accelerated Repurchase Date”).

(ii)
If Purchaser exercises or is deemed to have exercised the option referred to in Article 14(b)(i):

(A)
Seller’s obligations hereunder to repurchase all Purchased Assets shall become immediately due and payable on and as of the Accelerated Repurchase Date and Purchaser may immediately terminate all Transactions pursuant to the Transaction Documents and terminate this Agreement;

(B)
to the extent permitted by applicable law, the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the Accelerated Repurchase Date to but excluding the date of payment of the Repurchase Price (as so increased), (x) the Pricing Rate for such Transaction multiplied by (y) the Repurchase Price for such Transaction (decreased by (I) any amounts actually remitted to Purchaser by the Account Bank or Seller from time to time pursuant to Article 5 and applied to such Repurchase Price, and (II) any amounts applied to the Repurchase Price pursuant to Article 14(b)(iii));

(C)
the Custodian shall, upon the request of Purchaser, deliver to Purchaser all instruments, certificates and other documents then held by the Custodian relating to the Purchased Assets; and

(D)
Purchaser may (1) immediately sell, at a public or private sale in a commercially reasonable manner and at such price or prices as Purchaser may deem satisfactory any or all of the Purchased Assets, and/or (2) in its sole and absolute discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets in an amount equal to the Market Value of such Purchased Assets (as determined by Purchaser in its sole discretion, exercised in good faith) against the aggregate unpaid Repurchase Obligations for such Purchased Assets.  The proceeds of any disposition of Purchased Assets effected pursuant to this Article 14(b)(ii)(D) shall be applied to the Repurchase Obligations in such order of priority as Purchaser shall determine in its sole and absolute discretion.

(iii)
the parties acknowledge and agree that (A) the Purchased Assets subject to any Transaction hereunder are not instruments traded in a recognized market, (B) in the absence of a generally recognized source for prices or bid or offer quotations for any Purchased Asset, the Purchaser may establish the source therefor in its sole and absolute discretion and (C) all prices, bids and offers shall be determined together with accrued Net Cash Flow (except to the extent contrary to market practice with respect to the relevant Purchased Assets).  The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid.  In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or the Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner.  Accordingly, Purchaser may elect, in its sole and absolute discretion, the time and manner of liquidating any Purchased Assets, and nothing contained herein shall (A) obligate Purchaser to liquidate any Purchased Assets on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Purchaser.

(iv)
Seller shall be liable to Purchaser and its Affiliates and shall indemnify Purchaser and its Affiliates for the amount (including, without limitation, in connection with the enforcement) of all actual losses, out-of-pocket costs and expenses (including, without limitation, the fees and expenses of counsel) incurred by Purchaser in connection with or as a consequence of an Event of Default.

(v)
Purchaser shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state, foreign (where relevant), and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Purchaser and Seller.  Without limiting the generality of the foregoing, Purchaser shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of Seller’s obligations to Purchaser under this Agreement, without prejudice to Purchaser’s right to recover any deficiency.

(vi)
Purchaser may exercise any or all of the remedies available to Purchaser immediately upon the occurrence of an Event of Default and at any time during the continuance thereof.  All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies that Purchaser may have.

(vii)
Purchaser may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Purchaser to enforce its rights by judicial process.  Seller also waives, to the extent permitted by law, any defense Seller might otherwise have arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or from any other election of remedies.  Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

ARTICLE 15

SET-OFF

(a)
In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, Seller hereby grants to Purchaser and its Affiliates a right of set-off, without notice to Seller, any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Seller to Purchaser or any Affiliate of Purchaser against (i) any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Purchaser or its Affiliates to Seller and (ii) any and all deposits (general or specified), monies, credits, securities, collateral or other property of Seller and the proceeds therefrom, now or hereafter held or received for the account of Seller (whether for safekeeping, custody, pledge, transmission, collection, or otherwise) by Purchaser or its Affiliates or any entity under the control of Purchaser or its Affiliates and its respective successors and assigns (including, without limitation, branches and agencies of Purchaser, wherever located).

(b)
Purchaser and its Affiliates are hereby authorized at any time and from time to time upon the occurrence and during the continuance of an Event of Default or Limited Crossed Event of Default, without notice to Seller, to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Purchaser or its Affiliates by Seller under the Transaction Documents, irrespective of whether Purchaser or its Affiliates shall have made any demand hereunder and although such amounts, or any of them, shall be contingent or unmatured and regardless of any other collateral securing such amounts.  If a sum or obligation is unascertained, Purchaser may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.  Nothing in this Article 15 shall be effective to create a charge or other security interest.  This Article 15 shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(c)
ANY AND ALL RIGHTS TO REQUIRE PURCHASER OR ITS AFFILIATES TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL OR PURCHASED ITEMS THAT SECURE THE AMOUNTS OWING TO PURCHASER OR ITS AFFILIATES BY SELLER UNDER THE TRANSACTION DOCUMENTS, PRIOR TO EXERCISING THEIR RIGHT OF SET-OFF WITH RESPECT TO SUCH MONIES, SECURITIES, COLLATERAL, DEPOSITS, CREDITS OR OTHER PROPERTY OF SELLER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER.

ARTICLE 16

SINGLE AGREEMENT

Purchaser and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other.  Accordingly, each of Purchaser and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

ARTICLE 17

NOTICES AND OTHER COMMUNICATIONS

Unless otherwise provided in this Agreement, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if sent by (a) hand delivery, with proof of delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery, (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, or (e) by electronic mail provided that such electronic mail notice must also be delivered by one of the means set forth in (a), (b) or (c) above, to the address specified in Exhibit I hereto or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Article 17.  A notice shall be deemed to have been given:  (v) in the case of hand delivery, at the time of delivery, (w) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (x) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, (y) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Article 17 or (z) in the case of electronic mail, upon receipt of a verbal or electronic communication confirming receipt thereof, provided that such electronic mail notice was also delivered as required in this Article 17.  A party receiving a notice that does not comply with the technical requirements for notice under this Article 17 may elect to waive any deficiencies and treat the notice as having been properly given.

ARTICLE 18

ENTIRE AGREEMENT; SEVERABILITY

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

ARTICLE 19

NON-ASSIGNABILITY

(a)
No Seller Party may assign any of its rights or obligations under this Agreement or the other Transaction Documents without the prior written consent of Purchaser (which may be granted or withheld in Purchaser’s sole and absolute discretion) and any attempt by any Seller Party to assign any of its rights or obligations under this Agreement or any other Transaction Document without the prior written consent of Purchaser shall be null and void.

(b)
Purchaser may, at its sole cost and expense, without consent of Seller, at any time and from time to time, assign or participate some or all of its rights and obligations under the Transaction Documents and/or under any Transaction (subject to Article 9(a)) to any Person that is Qualified Transferee.  In connection with any such assignment or participation, Purchaser shall notify Seller in writing thereof following the date of such assignment or participation.  Seller agrees to cooperate with Purchaser in connection with any such assignment, transfer or sale of participating interest and to enter into such restatements of, and amendments, supplements and other modifications to, the Transaction Documents to which it is a party in order to give effect to such assignment, transfer or sale of participating interest; provided that such amendments, supplements and other modifications shall not increase Seller’s obligations or decrease Seller’s rights hereunder and shall be at Purchaser’s sole cost and expense.  Notwithstanding the foregoing, Purchaser agrees that, prior to the occurrence and continuance of an Event of Default, in connection with any assignment, participation or sale (A) Purchaser may only assign or participate any of its rights and obligations under the Transaction Documents and/or under any Transaction if Goldman Sachs Bank USA or any of its Affiliates (collectively, “Goldman”) retains, directly or indirectly, control equal to or greater than fifty-one percent (51.00%) of each of the rights and obligations under the Transaction Documents with respect to (x) each Purchased Asset and (y) the Purchased Assets, collectively, and (B) each Seller shall continue to deal solely and directly with Purchaser in connection with any Transaction.

(c)
Purchaser, on Seller’s behalf, shall maintain at one of its offices in the United States a copy of each assignment and a register for the recordation of the names and addresses of the Purchaser and assignees and the amount of Purchaser’s or assignee’s interest in the Transaction Documents and/or Transactions held by it and the principal amount (and stated interest thereon) of the portion thereof which is the subject of the assignment (the “Register”).  Any assignment of the Transaction Documents or Transactions may be effected only by the registration of such assignment on the Register.  The entries in the Register shall be conclusive absent manifest error, and Purchaser and Seller shall treat each Person whose name is recorded in the Register as the Purchaser for all purposes of the Transaction Documents notwithstanding any notice to the contrary.  The Register shall be available for inspection by Seller at any reasonable time and from time to time upon reasonable prior notice.  If Purchaser transfers or sells its entire interest in the Transaction Documents and does not hold legal title, the transferee shall be responsible for the continued maintenance of the Register and all further reporting under this Article 19(b).

(d)
In the event that Purchaser grants participations in the Transaction Documents or any or all of the Transactions hereunder, Purchaser shall, acting solely for this purpose as a non-fiduciary agent of Seller, maintain a register on which it enters the names and addresses of all participants and the amount of each such participant’s interest in the Transaction Documents and/or Transactions held by it and the principal amount (and stated interest thereon) of the portion thereof which is the subject of the participation (the “Participant Register”).  Any participation of the Transaction Documents or Transactions may be effected only by the registration of such participation on the Participant Register.  Purchaser shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in the Transaction Documents or the Transactions) to any Person except to the extent that such disclosure is necessary to establish that the Transaction Documents or the Transactions are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of the Transaction Documents notwithstanding any notice to the contrary.

(e)
Subject to the foregoing, the Transaction Documents and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.  Nothing in the Transaction Documents, express or implied, shall give to any Person, other than the parties to the Transaction Documents and their respective successors, any benefit or any legal or equitable right, power, remedy or claim under the Transaction Documents.

ARTICLE 20

GOVERNING LAW

THIS AGREEMENT (AND ANY CLAIM OR CONTROVERSY HEREUNDER) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT GIVING EFFECT TO ANY LAWS, RULES OR PROVISIONS OF THE STATE OF NEW YORK THAT WOULD CAUSE THE APPLICATION OF THE LAWS, RULES OR PROVISIONS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

ARTICLE 21

WAIVERS AND AMENDMENTS

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder.  No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto.

ARTICLE 22

INTENT

(a)
The parties intend and acknowledge that (i) each Transaction and this Agreement is a “repurchase agreement” as that term is defined in Section 101 of the Bankruptcy Code (except insofar as the type of Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable), a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code (except insofar as the type of Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable) and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code (except insofar as the type of Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable); (ii) all payments hereunder are deemed “margin payments” or “settlement payments” as defined in the Bankruptcy Code; (iii) each Purchased Asset constitutes either a “mortgage loan” or “an interest in a mortgage” as such terms are used in the Bankruptcy Code and (iv) the grant of the security interest/pledge of the Collateral in Article 7 constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.  Without limiting the generality of the foregoing, the parties recognize and intend that each Transaction is a “repurchase transaction” or “reverse repurchase transaction” on “mortgage loans” or “interests” in “mortgage loans” (as such terms are used in section 741(7) of the Bankruptcy Code).  Each party hereto further agrees that it shall not challenge, and hereby waives to the fullest extent available under applicable law its right to challenge, the characterization of this Agreement or any Transaction hereunder as a “master netting agreement,” “repurchase agreement” and/or “securities contract” within the meaning of the Bankruptcy Code.

(b)
The parties intend and acknowledge that (i)(1) for so long as Purchaser is a “financial institution,” “financial participant” or another entity listed in Sections 555, 559, 561, 362(b)(6), 362(b)(7) or 362(b)(27) of the Bankruptcy Code, Purchaser shall be entitled to, without limitation, the liquidation, termination, acceleration, netting, set-off, and non-avoidability rights afforded to parties such as Purchaser to “repurchase agreements” pursuant to Sections 559, 362(b)(7) and 546(f) of the Bankruptcy Code, “securities contracts” pursuant to Sections 555, 362(b)(6) and 546(e) of the Bankruptcy Code and “master netting agreements” pursuant to Sections 561, 362(b)(27) and 546(j) of the Bankruptcy Code, and (2) Purchaser’s right to liquidate the Purchased Assets and other Related Credit Enhancement delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Article 14 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561; (ii) Purchaser’s right to set-off claims and appropriate and apply any and all deposits of money or property or any other indebtedness at any time held or owing by Purchaser to or for the credit of the account of any Affiliate against and on account of the obligations and liabilities of Seller pursuant to Article 15 hereof is a contractual right as described in Bankruptcy Code Section 561; and (iii) any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit shall be considered a “margin payment” or “settlement payment” as such terms are defined in Bankruptcy Code Sections 741(5) and 741(8).

(c)
The parties intend and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)
The parties intend that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(e)
Each party agrees that this Agreement and each Transaction hereunder is intended to create a mutuality of obligations among the parties, and as such, the Agreement and each Transaction constitutes a contract that (i) is between all of the parties and (ii) places each party in the same right and capacity.

(f)
The parties intend and acknowledge that any provisions hereof or in any other document, agreement or instrument that is related in any way to this Agreement shall be deemed “related to” this Agreement within the meaning of Section 741 of the Bankruptcy Code.

(g)
Notwithstanding anything to the contrary in this Agreement, it is the intention of the parties that, for U.S. federal, state and local income and franchise tax purposes and for accounting purposes, (i) each Transaction will be treated as indebtedness of Seller (or, so long as Seller is classified as a disregarded entity for U.S. federal income tax purposes, its regarded owner) secured by the related Purchased Assets and that Seller (or, so long as Seller is classified as a disregarded entity for U.S. federal income tax purposes, its regarded owner) owns such Purchased Assets (except to the extent that Purchaser shall have exercised its remedies following an Event of Default) and (ii) no Transaction or Transactions gives rise to or results in treatment of Seller or any Transaction or Transactions as a taxable mortgage pool (as defined in Internal Revenue Code Section 7701(i)).  Unless otherwise required pursuant to a “determination” within the meaning of Internal Revenue Code Section 1313(a) or prohibited by applicable law, Seller and Purchaser agree to treat the Transactions as described in the preceding sentence on any and all filings with any U.S. federal, state, or local taxing authority and agree not to take any action inconsistent with such treatment.

ARTICLE 23

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The parties acknowledge that they have been advised that:

(a)
in the case of any Transaction in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to such Transaction;

(b)
in the case of any Transaction in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to such Transaction; and

(c)
in the case of any Transactions in which one of the parties is a financial institution, funds held by the financial institution in connection with such Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

ARTICLE 24

CONSENT TO JURISDICTION; WAIVERS

(a)
Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.  The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)
To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement.

(c)
The parties consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein.  Nothing in this Article 24 shall affect the right of either party to serve legal process in any other manner permitted by law or affect the right of either party to bring any action or proceeding against the other party or its property in the courts of other jurisdictions.

(d)
EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

ARTICLE 25

NO RELIANCE

Seller hereby acknowledges, represents and warrants to Purchaser that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder:

(a)
it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of Purchaser, other than the representations expressly set forth in the Transaction Documents;

(b)
it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by Purchaser;

(c)
it is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d)
it is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its assets or liabilities and not for purposes of speculation;

(e)
no joint venture exists between Purchaser and any Seller Party; and

(f)
Purchaser is not acting as a fiduciary or financial, investment or commodity trading advisor for any Seller Party and Purchaser has not given to any Seller Party (directly or indirectly through any other Person) any assurance, guarantee or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder.

ARTICLE 26

INDEMNITY AND EXPENSES

(a)
Seller hereby agrees to indemnify Purchaser, Purchaser’s Affiliates and each of its and their officers, directors, employees and agents (“Indemnified Parties”) for, and hold harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses (including, without limitation, the fees and expenses of counsel) or disbursements (all of the foregoing, collectively “Indemnified Amounts”) that may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, or as a result of, this Agreement, the other Transaction Documents, any Transactions, any Event of Default or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided that Seller shall not be liable for Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Party.  Without limiting the generality of the foregoing, Seller agrees to hold Purchaser harmless from and indemnify Purchaser against all Indemnified Amounts with respect to all Purchased Assets relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation ERISA, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act.  In any suit, proceeding or action brought by Purchaser in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller agrees to hold Purchaser harmless from and indemnify Purchaser from and against all Indemnified Amounts suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by any Seller Party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from any Seller Party or any Affiliate thereof.  The obligation of Seller hereunder is a recourse obligation of Seller.  This Article 26 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b)
Seller agrees to pay or reimburse on demand all of Purchaser’s costs and expenses (including, without limitation, the fees and expenses of counsel) incurred in connection with (i) the preparation, negotiation, execution and consummation of, and any amendment, supplement or modification to, any Transaction Document or any Transaction thereunder, whether or not such Transaction Document (or amendment thereto) or such Transaction is ultimately consummated, (ii) the consummation and administration of any Transaction, (iii) any enforcement of any of the provisions of the Transaction Documents, any preservation of the Purchaser’s rights under the Transaction Documents or any performance by Purchaser of any obligations of Seller in respect of any Purchased Asset, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, the Equity Pledged Collateral, the Originator Pledged Collateral or the Collection Account and for the custody, care or preservation of the Collateral, the Equity Pledged Collateral, the Originator Pledged Collateral and the Collection Account (including insurance, filing and recording costs) and defending or asserting rights and claims of Purchaser in respect thereof, by litigation or otherwise, (iv) the maintenance of the Collection Account and registering the Collateral, the Equity Pledged Collateral and the Originator Pledged Collateral in the name of Purchaser or its nominee, (v) any default by Seller in repurchasing the Purchased Asset after Seller has given a notice in accordance with Article 3(e) of an Early Repurchase Date, (vi) any payment of the Repurchase Price on any day other than a Remittance Date (including, without limitation, as a consequence of terminating any hedging transactions entered into by Purchaser in relation to the Purchased Asset) (“Breakage Costs”), (vii) any failure by Seller to sell any Eligible Asset to Purchaser on the Purchase Date thereof, (viii) any actions taken to perfect or continue any lien created under any Transaction Document, (ix) Purchaser owning any Purchased Asset or other Purchased Item, (x) any due diligence performed by Purchaser in accordance with Article 27 and/or (xi) any replacement of any Benchmark or the implementation of any Benchmark Replacement or Conforming Changes in accordance with Article 6(b).  All such expenses shall be recourse obligations of Seller to Purchaser under this Agreement.  A certificate as to such costs and expenses, setting forth the calculations thereof shall be conclusive and binding upon Seller absent manifest error.  This Article 26 shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)
This Article 26 shall survive termination of this Agreement and the repurchase of all Purchased Assets.

ARTICLE 27

DUE DILIGENCE

(a)
Seller acknowledges that Purchaser has the right to perform continuing due diligence reviews with respect to the Purchased Assets, the Seller Parties and Servicer for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise (but not so long as an Event of Default has not occurred and is not continuing more than two (2) times during any twelve (12) consecutive month period).  Seller agrees that upon reasonable prior notice (unless an Event of Default has occurred and is continuing, in which case no prior notice shall be required), Seller shall provide (or shall cause any other Seller Party or Servicer, as applicable, to provide) reasonable access to Purchaser and any of its agents, representatives or permitted assigns to the offices of Seller, such other Seller Party or Servicer, as the case may be, during normal business hours and permit them to examine, inspect, and make copies and extracts of the Purchased Asset Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession or under the control of such party.  Purchaser shall act in a commercially reasonable manner in requesting and conducting any inspection relating to the conduct and operation of Seller’s business related to the Purchased Assets.

(b)
Seller agrees that it shall, promptly upon reasonable request of Purchaser, deliver (or shall cause to be delivered) to Purchaser and any of its agents, representatives or permitted assigns copies of any documents permitted to be reviewed by Purchaser in accordance with Article 27(a).

(c)
Seller agrees to make available (or to cause any other Seller Party or Servicer, as applicable, to make available) to Purchaser and any of its agents, representatives or permitted assigns (i) in person at the time of any inspection pursuant to Article 27(a) or (ii) upon prior written notice (unless an Event of Default has occurred and is continuing, in which case no prior notice shall be required and there shall be no limitation on frequency), by phone, as applicable, a knowledgeable financial or accounting officer or asset manager, as applicable, of Seller, such other Seller Party or Servicer, as the case may be, for the purpose of answering questions about any of the foregoing Persons, or any other matters relating to the Transaction Documents or any Transaction that Purchaser wishes to discuss with such Person.

(d)
Without limiting the generality of the foregoing, Seller acknowledges that Purchaser may enter into Transactions with Seller based solely upon the information provided by Seller to Purchaser and the representations, warranties and covenants contained herein, and that Purchaser, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets.  Purchaser may underwrite such Purchased Assets itself or engage a third-party underwriter to perform such underwriting.  Seller agrees to cooperate with Purchaser and any third party underwriter in connection with such underwriting, including, but not limited to, providing Purchaser and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of any Seller Party or any Affiliate thereof.

(e)
Seller agrees to reimburse Purchaser on demand for any and all costs and expenses (including, without limitation, the fees and expenses of outside counsel) incurred by Purchaser in connection with its due diligence activities pursuant to this Article 27; provided, however, that, prior to the occurrence of an Event of Default, Purchaser shall provide notice to Seller prior to incurring any such costs and expenses in excess of $10,000 with respect to any Purchased Asset (provided, for avoidance of doubt, that the foregoing shall not limit Seller’s obligations to pay such amounts).

ARTICLE 28

SERVICING

(a)
The parties hereto agree and acknowledge that the Purchased Assets are sold to Purchaser on a “servicing released” basis and Purchaser is owner of all Servicing Rights so long as the Purchased Assets are subject to this Agreement.  Notwithstanding the foregoing, Seller shall be granted a revocable license (which license shall automatically be revoked (i) every thirty (30) days unless Purchaser provides written notice to Seller that such license is extended for another thirty (30) days or (ii) upon the occurrence of an Event of Default) to cause Servicer to service the Purchased Assets, and Seller shall, at Seller’s sole cost and expense, cause the Servicer to service the Purchased Assets in accordance with the Servicing Agreement and this Article 28 and for the benefit of Purchaser.  Notwithstanding the foregoing, (i) prior to an Event of Default, Seller shall not take any action or effect any Material Modification of any Purchased Asset or (ii) after an Event of Default, Seller shall not consent or assent to any amendment, modification, waiver or supplement to, or termination of, any note, loan agreement, mortgage or guarantee relating to any Purchased Asset or other agreement or instrument relating to any Purchased Asset, in either case, without first having given prior notice thereof to Purchaser in each such instance and receiving the prior written consent of Purchaser.

(b)
The obligation of Servicer (or Seller to cause Servicer) to service any of the Purchased Assets shall cease, at Purchaser’s option, upon the earliest of (i) Purchaser’s termination of Servicer in accordance with Article 28(c), (ii) Purchaser not extending Seller’s revocable license in accordance with Article 28(a) or (iii) the transfer of servicing to any other Servicer and the assumption of such servicing by such other Servicer.  Seller agrees to cooperate with Purchaser in connection with any termination of Servicer.  Upon any termination of Servicer, if no Event of Default shall have occurred and be continuing, Seller shall at its sole cost and expense transfer the servicing of the effected Purchased Assets to another Servicer designated by Purchaser as expeditiously as possible.

(c)
Purchaser may, in its sole and absolute discretion, terminate Servicer or any sub-servicer with respect to any Purchased Asset (i) subject to the immediately succeeding sentence, upon the occurrence of a default by the Servicer under the Servicing Agreement or Servicer Letter (as applicable) or (ii) during the continuance of an Event of Default, either for cause or without cause, in each case of clauses (i) and (ii), without payment of any penalty or termination fee.  Notwithstanding clause (i) of the preceding sentence, if a default by Servicer under the Servicing Agreement or Servicer Letter occurs (and no Event of Default has occurred and is continuing), Purchaser shall not exercise its right to terminate Servicer so long as Seller (x) removes such Servicer and identifies a replacement servicer acceptable to Purchaser, in its sole and absolute discretion within five (5) Business Days of such default and (y) enters into a Servicing Agreement and, if applicable, a Servicer Letter with such replacement servicer acceptable to Purchaser within forty-five (45) calendar days of such default.

(d)
Seller shall not, and shall not permit Servicer to, employ any other sub-servicers to service the Purchased Assets (other than any third party vendor employed by the Servicer to perform certain non-cashiering responsibilities, including, without limitation, inspections, in accordance with the terms of the Servicing Agreement) without the prior written approval of Purchaser, such approval not to be unreasonably withheld, conditioned or delayed.  If the Purchased Assets are serviced by a sub-servicer, Seller shall irrevocably assign all rights, title and interest in the servicing agreements with such sub-servicer to Purchaser.

(e)
Seller shall cause Servicer and any sub-servicer to service the Purchased Assets in accordance with Accepted Servicing Practices.  Seller shall cause Servicer (at the request of Purchaser) and any sub-servicers engaged by Seller to execute a letter agreement with Purchaser substantially in the form attached as Exhibit XI hereto (a “Servicer Letter”) acknowledging Purchaser’s security interest in the Purchased Assets and agreeing to remit all Net Cash Flow received with respect to the Purchased Asset to the Collection Account in accordance with Article 5(e) or as otherwise directed by Purchaser in accordance with the Servicer Letter.

(f)
Seller agrees that Purchaser is the owner of all servicing records relating to the Purchased Assets, including but not limited to the Servicing Agreement, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, Appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Assets (the “Servicing Records”) so long as the Purchased Assets are subject to this Agreement.  Seller covenants to (or to cause Servicer to) safeguard such Servicing Records and to deliver them promptly to Purchaser or its designee (including the Custodian) at Purchaser’s request.

(g)
The payment of servicing fees shall be solely the responsibility of Seller and shall be subordinate to payment of amounts outstanding and due to Purchaser under the Transaction Documents.

(h)
Notwithstanding anything herein to the contrary, at any time during which Servicer is an Affiliate of Seller, Purchaser may, upon written notice to such Servicer and Seller, terminate Servicer at its sole discretion, and Seller shall within ten (10) days thereafter, appoint a replacement Servicer acceptable to Purchaser in its sole discretion.

ARTICLE 29

MISCELLANEOUS

(a)
All rights, remedies and powers of Purchaser hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Purchaser whether under law, equity or agreement.  In addition to the rights and remedies granted to it in this Agreement, to the extent this Agreement is determined to create a security interest, Purchaser shall have all rights and remedies of a secured party under the UCC.

(b)
The Transaction Documents may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to any Transaction Document in Portable Document Format (.pdf) shall be as effectual as delivery of a manually signed original counterpart of this Agreement.

(c)
The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents.

(d)
Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(e)
This Agreement contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(f)
The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights.  Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

(g)
Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

(h)
Unless otherwise specifically enumerated, wherever pursuant to this Agreement Purchaser exercises any right given to it to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to, Purchaser in its sole and absolute discretion, Purchaser shall decide to consent or not consent, or to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory, in its sole and absolute discretion and such decision by Purchaser shall be final and conclusive.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day first written above.

BUYER:

GOLDMAN SACHS BANK USA, as Purchaser

By:	/s/ Alex Spitzer
Name: Alex Spitzer
Title: Authorized Person

FCR GS SELLER I LLC, as Seller

By:	/s/ Avraham Dreyfuss
Name: Avraham Dreyfuss
Title: Chief Financial Officer